UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Liberty Star Uranium & Metals Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

1000

(Primary Standard Industrial Classification Code Number)

90-0175540

(I.R.S. Employer Identification Number)

2 E Congress St. Ste 900

Tucson, Arizona 85701

Telephone: (520) 561-7033

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, Nevada 89501

Telephone: (775) 322-0626

(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 14, 2023

Prospectus

2,490,660 Shares

Liberty Star Uranium & Metals Corp.

Common Stock

TRITON FUNDS, LP , a Delaware Limited Partnership (“Triton or “Selling Security Holder”) identified in this prospectus, may offer and sell up 2,490,660 shares of our common stock to be purchased by it upon exercise of its rights under a Common Stock Warrant Agreement dated August 20, 2021 (the “Warrant Agreement”). The Warrant Agreement gives Triton the right to purchase up to $1,000,000 in value of our common stock over a period of 5 years beginning August 20, 2021. The Exercise Price payable by Triton under the Warrant Agreement for each share of common stock is calculated by assigning a $20M market valuation to the Company and dividing that valuation by the number of issued and outstanding shares of the Company on the date of exercise. Based upon the 49,813,861 currently issued and outstanding shares of the Company, the exercise price for the warrants is $0.4015____, and using that exercise price, the maximum number of shares Triton may purchase under the Warrant Agreement is 2,490,660.

Triton may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Triton is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We will not receive any proceeds from Triton’s sale of any shares being offered under this prospectus, however, we will receive proceeds from the sale of shares of our common stock pursuant to the exercise of our warrants offered by Triton. We will pay for expenses of this offering, except that Triton will pay any broker discounts, commissions, or equivalent expenses and expenses of its legal counsel applicable to the sale of the shares.

Our common stock is quoted on the OTCQB under the symbol “LBSR”. On December 13, 2023, the closing price of our common stock on the OTCQB was $0.3100 per share.

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful, complete or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2023.

i

About This Prospectus

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we,” “us,” “our,” the “Company” and “Liberty Star” means Liberty Star Uranium & Metals Corp., a Nevada corporation, and our subsidiaries, Hay Mountain Holdings, LLC, an Arizona limited liability company, Earp Ridge Mines LLC, an Arizona limited liability company, & Red Rock Mines LLC, an Arizona limited liability company, unless otherwise indicated. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock and you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

The Offering

We may offer and sell up to 2,490,660 shares of our common stock to Triton upon exercise by Triton of $1,000,000 outstanding warrant  s previously issued to Triton pursuant to the terms of a Warrant Agreement August 20, 2021.

We will not receive any proceeds from the sale of shares of our common stock by Triton, however, we will receive proceeds from the sale of shares of our common stock pursuant to the exercise of our warrants held by Triton. We will pay for expenses of this offering, except that Triton will pay any broker discounts, commissions, or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Our Business

We were formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. Titanium Intelligence, Inc. was incorporated on August 20, 2001, under the laws of the State of Nevada, as a mineral properties acquisition and exploration company. Big Chunk Corp. was our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk Corp. was engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall Drilling Inc. performed drilling services on the Company’s mineral properties. Redwall Drilling Inc. ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. to reflect our current general exploration for base and precious metals. We are currently in the exploration phase of operations and have not generated any revenues from operations. A more detailed discussion of this technology and its anticipated benefits is provided under the section “Description of Business.”

Our common stock is traded over-the-counter on the OTCQB under the ticker symbol “LBSR.”

The principal offices of our company are located at 2 E. Congress St. Ste. 900, Tucson, Arizona 85701. Our telephone number is (520) 561-7033.

1

Summary of Financial Data

The following information represents selected audited financial information for the Company for the years ended January 31, 2023 and 2022 and selected unaudited financial information for the Company for the nine-month periods ended October 31, 2023 and 2022. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 23 of this prospectus.

Statements of Operations Data	Nine Month Period Ended October 31, 2023	Nine Month Period Ended October 31, 2022,	Year Ended January 31, 2023	Year Ended January 31, 2022
Revenue	Nil	Nil	Nil	Nil
Net Operating Expenses	$527,499	$694,830	$836,071	$517,760
Net Income (Loss)	$(574,567)	$626,913	$565,595	$(438,681)
Basic and Diluted Net Income (Loss) per Share	$(0.02)	$0.04	$0.04	$(0.04)

Balance Sheets Data	As of October 31, 2023	As of January 31, 2023	As of January 31, 2022
Cash and Cash Equivalents	$721,737	$32,616	$102,741
Working Capital (Deficit)	$339,755	$(570,556)	$(1,427,895)
Total Assets	$763,845	$61,044	$143,529
Total Liabilities	$435,187	$640,330	$1,608,599
Total Stockholders’ Equity (Deficit)	$328,658	$(579,286)	$(1,465,070)
Accumulated Deficit	$(57,977,794)	$(57,403,227)	$(57,968,822)

Risk Factors

Investing in our common stock involves a high degree of risk. You should not invest in our stock unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below, as well as other information provided to you in this prospectus, including information in the section of this annual report on Form 10-K entitled “Forward-Looking Statements” before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Company and Our Business

Our businesses may be materially adversely affected by the recent coronavirus (COVID-19) outbreak or the related market decline and volatility.

On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that is adversely affecting the economies and financial markets worldwide, including the business which we operate and own. The recent market decline and volatility in connection with the COVID-19 pandemic could also materially and adversely affect any future potential acquisitions. Furthermore, with restrictions on travel, the limited ability to have meetings with personnel, vendors and services providers are expected to have an adverse effect on our businesses. The extent to which COVID-19 impacts our businesses will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our operations may be materially adversely affected.

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Because of the nature of the exploration of natural resource properties, there is substantial risk that this business will fail.

There is no assurance that any of the claims we explore or acquire will contain commercially exploitable reserves of minerals. Exploration for natural resources is a venture involving substantial risk. Hazards such as unusual or unexpected geological formations and other conditions often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution or hazards, which we cannot insure or which we may elect not to insure. There is substantial risk that our business will fail.

If we cannot compete successfully for financing and for qualified managerial and technical employees, our exploration program may suffer.

Our competition in the mining industry includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional financing on terms we consider acceptable because investors may choose to invest in our competitors instead of investing in us. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. Our success will be largely dependent on our ability to hire and retain highly qualified personnel. These individuals are in high demand and we may not be able to attract the personnel we need. We may not be able to afford the high salaries and fees demanded by qualified personnel or may lose such employees after they are hired. If we are unable to successfully compete for financing or for qualified employees, our exploration program may be slowed down or suspended.

Exploration and exploitation activities are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on our company.

Exploration and exploitation activities are subject to federal, state, and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental and other legal standards imposed by federal, state, or local authorities may be changed, and any such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which will alter and negatively affect our ability to carry on our business.

There are no known reserves of minerals on our mineral claims, and we cannot guarantee that we will find any commercial quantities of minerals.

We have not found any mineral reserves on our claims and there can be no assurance that any of our mineral claims contain commercial quantities of any minerals. Even if we identify commercial quantities of minerals in any of our claims, there can be no assurance that we will be able to exploit the reserves or, if we are able to exploit them, that we will do so on a profitable basis. Any such efforts will require financing, which we may not be able to arrange.

Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration may be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability, our properties may not contain any reserves. As such, any funds spent on exploration may be lost, which would most likely result in a loss of your investment.

We have a limited operating history and as a result there is no assurance we can operate on a profitable basis.

We have a limited operating history and must be considered in the exploration stage. Our operations will be subject to all the risks inherent in the establishment of an exploration stage enterprise and the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises, especially those with a limited operating history. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations of rock or land and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration or cease operations. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations. No assurance can be given that we will ever operate on a profitable basis.

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If we do not obtain additional financing, our business will fail and our investors could lose their investment.

We had cash and cash equivalents in the amount of $721,737 and working capital of $339,755 as of October 31, 2023. We currently do not generate revenue from our operations. Our business plan calls for substantial investment and cost in connection with the acquisition and exploration of our mineral properties currently under lease and option. Any direct acquisition of any of the claims under lease or option is subject to our ability to obtain the financing necessary for us to fund and carry out exploration programs on the subject properties. The requirements are substantial. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable. Obtaining additional financing would be subject to a number of factors, including market prices for minerals, investor acceptance of our properties, contractual restrictions on our ability to enter into further financing arrangements, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us and our business could fail.

Because there is no assurance that we will generate revenues, we face a high risk of business failure.

We have not earned any revenue and have never been profitable. We do not have an ownership interest in any revenue generating properties. We were incorporated in 2001 and took over our current business in 2004. To date, we have been involved primarily in organizational and exploration activities. We will incur substantial operating and exploration expenditures without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We have limited operating history upon which an evaluation of our future success or failure can be made. We recognize that if we are unable to generate significant revenues from our activities, we will not be able to earn profits or continue operations. Based upon current plans, we also expect to incur significant operating losses in the future. We cannot guarantee that we will be successful in raising capital to fund these operating losses or generate revenues in the future. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail and our investors could lose their investment.

Our independent registered public accounting firm’s report states that there is a substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm, Turner Stone and Company L.L.P., stated in its audit report attached to our audited financial statements for the fiscal year ended January 31, 2023 that since we have suffered recurring losses from operations, require additional funds for further exploratory activity prior to attaining a revenue generating status, and we may not find sufficient ore reserves to be commercially mined, there is a substantial doubt about our ability to continue as a going concern.

The existence of our mining claims depends on our ability to fund exploratory activity or to pay fees.

Our mining claims, which are the central part of our business, require that we either pay fees, or incur certain minimum development costs annually, or the claims will be forfeited. Due to our current financial situation, we may not be able to meet these obligations and we could therefore lose our claims. This would impair our ability to raise capital and would negatively impact the value of our company.

4

Risks Related to Our Common Stock

Because we will likely issue additional shares of our common stock, investment in our company could be subject to substantial dilution.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 74,500,000 shares of common stock, $0.00001 par value per share. As of October 31, 2023, there were 49,813,861 shares of our common stock issued and outstanding. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will likely be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

The sale of our stock under the convertible notes and the common share purchase warrants could encourage short sales by third parties, which could contribute to the future decline of our stock price.

In many circumstances, the provision of financing based on the distribution of equity for companies that are quoted on the OTCQB market has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will grow our business. Such an event could place further downward pressure on the price of our common stock. Regardless of our activities, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our common stock, the price decline that would result from this activity will cause the share price to decline more, which may cause other stockholders of the stock to sell their shares, thereby contributing to sales of common stock in the market. If there are many more shares of our common stock on the market for sale than the market will absorb, the price of our common shares will likely decline.

Trading in our common stock on the OTCQB is limited and sporadic, making it difficult for our stockholders to sell their shares or liquidate their investments.

Our common stock is currently quoted for public trading on the OTCQB. The trading price of our common stock has been subject to fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

Our bylaws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by them, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties by reason of their being or having been our directors or officers.

Our bylaws were changed on June 22, 2020 to add Class A Shares to deter a take-over of our company.

We amended our bylaws on June 22, 2020 to add Class A shares which have increased voting power of 200 to one per share to deter a hostile take-over of our company, the Company filed a Certificate of Designation with the Secretary of State of Nevada to establish the terms of the Company’s Class A Common Stock (the “Class A Shares”), par value $0.00001 per share, 500,000 shares authorized. The terms of the Class A Shares include 200-1 voting rights in addition to the rights held by common stockholders. Only persons who are current members of the Company’s Board of Directors may own or hold Class A Shares.

5

We do not pay dividends on any investment in the shares of stock of our company and any gain on an investment in our company needs to come through an increase in our stock’s price.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission (the “SEC”). These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Compliance with environmental regulations and litigation based on environmental regulations could require significant expenditures.

Environmental regulations mandate, among other things, the maintenance of air and water quality standards, and the rules on land development and reclamation. They also set forth limitations on the generation, transportation, storage, and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner that may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for mining companies and their officers, directors and employees. In connection with our current exploration activities or with our prior mining operations, we may incur environmental costs that could have a material adverse effect on our financial condition and results of operations. Any failure to remedy an environmental problem could require us to suspend operations or enter into interim compliance measures pending completion of the required remedy.

Moreover, governmental authorities and private parties may bring lawsuits based upon damage to property and injury to persons resulting from the environmental, health and safety impacts of prior and current operations, including operations conducted by other mining companies many years ago at sites located on properties that we currently own or formerly owned. These lawsuits could lead to the imposition of substantial fines, remediation costs, penalties and other civil and criminal sanctions. We cannot assure you that any such law, regulation, enforcement or private claim would not have a material adverse effect on our financial condition, results of operations or cash flows.

Our future operations may face substantial regulation of health and safety.

Mining operations are subject to extensive and complex laws and regulations governing worker health and safety across our operating regions and our failure to comply with applicable legal requirements can result in substantial penalties. Future changes in applicable laws, regulations, permits and approvals or changes in their enforcement or regulatory interpretation could substantially increase costs to achieve compliance, lead to the revocation of existing or future exploration or mining rights or otherwise have an adverse impact on our results of operations and financial position.

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Mines are inspected on a regular basis by government regulators who may issue citations and orders when they believe a violation has occurred under local mining regulations. If inspections result in an alleged violation, we may be subject to fines, penalties or sanctions and our mining operations could be subject to temporary or extended closures.

In addition to potential government restrictions and regulatory fines, penalties or sanctions, our ability to operate (including the effect of any impact on our workforce) and thus, our potential results of future operations and our financial position (including because of potential related fines and sanctions), could be adversely affected by accidents, injuries, fatalities or events detrimental (or perceived to be detrimental) to the health and safety of our employees, the environment or the communities in which we operate.

Mining operations are subject to extensive environmental laws and regulations.

Our exploration, development, mining and processing operations are subject to extensive laws and regulations governing land use and the protection of the environment, which generally apply to air and water quality, protection of endangered, protected or other specified species, hazardous waste management and reclamation. We have made, and expect to make in the future, significant expenditures to comply with such laws and regulations. Compliance with these laws and regulations imposes substantial costs and burdens, and can cause delays in obtaining, or failure to obtain, government permits and approvals which may adversely impact our closure processes and operations.

Increased global attention or regulation of consumption of water by industrial activities, as well as water quality discharge, and on restricting or prohibiting the use of cyanide and other hazardous substances in processing activities could similarly have an adverse impact on our results of operations and financial position due to increased compliance and input costs.

Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors,” uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock by the Selling Security Holder, however, we will receive proceeds from the exercise of shares of our common stock warrant pursuant to the Warrant Agreement with Triton. If we receive proceeds upon exercise of warrants, we will use these proceeds for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith, deems to be in the best interest of the Company.

We will pay for expenses of this offering, except that the Selling Security Holder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

7

Determination of Offering

We may offer and sell up to 2,490,660 shares of our common stock to Triton upon exercise by Triton of $1,000,000 value of outstanding warrants previously issued to Triton pursuant to the terms of a Warrant Agreement August 20, 2021.

We may be required to further increase our registered shares in order to receive the entire purchase price if the price drops and to cover warrants. Triton has agreed to refrain from holding an amount of shares which would result in Triton owning more than 9.99% of the then-outstanding shares of our common stock at any one time.

For purposes of this Warrant, the term “Exercise Price” shall mean a $20M valuation (the “Valuation Cap”) per share, subject to adjustment as provided herein (including but not limited to cashless exercise), and the term “Exercise Period” shall mean the period commencing on Issuance Date (August 20, 2021) and ending on 5:00 p.m. eastern time on the five-year anniversary of such date.

If, at any time during the exercise period, there is no effective registration statement of the Company covering the shares being offered in this prospectus, Triton may elect to receive warrant shares pursuant to a cashless exercise, in lieu of a cash exercise (the “Warrant Shares”), according the following formula:

X = Y (A-B)

A

Where X is the number of shares to be issued to Triton, Y is the number of Warrant Shares that Triton elects to purchase, A is the Market Price (defined below), and B is the Exercise Price (defined below). “Market Price” means the highest traded price of our common stock on the date of calculation for the Warrant Shares. Exercise Price means $20,000,000 divided by our then current outstanding common stock share count on the prior business day. In any Warrant Exercise, the amount to be received by us is the number of Warrant Shares sold by Triton multiplied by the Exercise Price. Triton’s beneficial ownership (as calculated and determined in Section 13(d) of the Securities Exchange Act of 1934) of the Warrant Shares shall not exceed 4.99% of the total number of outstanding shares of the Company’s common stock immediately after giving effect to the issuance of the Warrant Shares.

Dilution

The shares registered under this registration statement are not being offered by us, but are instead being registered for resale by Triton.

Selling Stockholders

We may offer and sell, from time to time, any or all of these shares of our common stock to be sold to Triton under the Warrant Agreement.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Company as of August 20, 2021, and the number of shares of our common stock being offered pursuant to this prospectus.

Because we may offer and sell all or only some portion of the 2,490,660 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholder upon termination of the offering are only estimates based on the assumption that we will sell all of the shares being offered in this offering.

Triton has not had any position, office, or other material relationship with us or any of our affiliates over the past three (3) years and does not currently own any shares of our common stock.

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To our knowledge, Triton is not a broker-dealer or an affiliate of a broker-dealer. We may require Triton to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires amendment of said documents in order to make any untrue or misleading statements accurate.

	Shares Owned by the Selling Stockholder before the	Total Shares Offered in the		Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
Name of Selling Stockholder	Offering(1)	Offering		# of Shares(3)	% of Class(2),(3)
Triton(4)	*0.00	2,490,660	(5)	Nil	*

Notes

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

(3)	Based. Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of the selling stockholder.

(4)	Alan Ochoa has the voting and dispositive power over the shares owned by Triton.

(5)	The 2,490,660 shares assumes that all warrants will be exercised by Triton.

Item 8: Plan of Distribution

The Selling Security Holder may, from time to time, sell any or all of shares of our common stock covered hereby on the OTC Markets Group’s OTCQB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Because the Selling Security Holder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Security Holder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Security Holder.

Triton has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Investment Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Triton has informed us that each such broker-dealer will receive commissions from Triton that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Security Holder and/or purchasers of our common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Triton can presently estimate the amount of compensation that any agent will receive.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

We know of no existing arrangements between Triton or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Security Holder and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to Triton. We have agreed to indemnify Triton and certain other persons against certain liabilities in connection with the offering of Shares, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Triton has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Triton specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

This offering will terminate on the date that all shares offered by this prospectus have been sold by Triton Funds or August 20, 2026, whichever occurs sooner.

In connection with the sale of the securities or interests herein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Security Holder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Security Holder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Securities Exchange Act of 1934 (the “Exchange Act”), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act). All of the foregoing may affect the marketability of the securities offered by this prospectus.

Description of Securities

Capital Stock

We are authorized to issue 74,500,000 shares of common stock, $0.00001 par value per share, 500,000 of the common shares are designated Class A Common also $0.00001 par value per share.

Common Stock

As of December 21, 2023, 49,813,861 shares of common stock are issued and outstanding.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be acted upon by the stockholders and have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our articles of incorporation, bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

500,000 shares of our Class A common stock are held by our Chairman of the Board, Peter O’Heeron. Each Class A share is entitled to 200 votes on all matters to be acted upon by the stockholders. All other Class A common stock rights are equal to that of our common stock. The holders of our Class A common stock are entitled to a majority of the total votes entitled to vote on all matters to be acted upon by the stockholders.

Item 10: Interest of Named Experts and Counsel

The financial statements of our company included in this prospectus have been audited by Turner Stone & Company, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Frascona, Joiner, Goodman & Greenstein, P.C. has provided us with an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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Information with Respect to Our Company

Description of Business

Business development

Liberty Star Uranium & Metals Corp. (the “Company”, “we” or “Liberty Star”) was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004, we commenced operations in the acquisition and exploration of mineral properties business. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. Hay Mountain Holdings, LLC, (formerly known as Hay Mountain Super Project LLC) our wholly owned subsidiary, serves as the primary holding company for development of the potential ore bodies encompassed in the Hay Mountain area of interest in Arizona. In April 2019, we formed the first company intended for engagement with future venture partners named Earp Ridge Mines LLC. On August 13, 2020, the Company formed Red Rock Mines, LLC (“Red Rock”), an Arizona corporation, as a wholly-owned subsidiary of Hay Mountain Holdings, LLC. We are in the exploration phase of operations and have not generated any revenues from operations.

Our current business

We are engaged in the acquisition and exploration of mineral properties in the state of Arizona and the Southwest USA. Claims in the state of Arizona are held in the name of Liberty Star. We use the term “Super Project” to indicate a project in which numerous mineral targets have been identified, any one or more of which could potentially contain commercially viable quantities of minerals. Our significant projects are described below.

Tombstone Super Project (“Tombstone”): Tombstone is located in Cochise County, Arizona and covers the Tombstone caldera and its environs. Within the Tombstone caldera is the Hay Mountain target and Red Rock Canyon target. We are concentrating our work at Red Rock Canyon at this time. We plan to ascertain whether the Tombstone, Hay Mountain claims possess commercially viable deposits of copper, molybdenum, gold, silver, lead, zinc, manganese and other metals including Rare Earth Elements (REE’s). We have not identified any ore reserves to date, although we have identified areas which are material of economic interest.

Title to mineral claims involves certain inherent risks due to difficulties in determining the validity of certain claims, as well as potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. We have investigated title to all the Company’s mineral properties and, to the best of its knowledge, titles to all properties retained are in good standing.

The mineral resource business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. We have not found any mineral resources in commercially exploitable quantities.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit “material of economic interest” will constitute a commercially viable mineral deposit, known as an “ore reserve.”

To date, we have not generated any revenue. Our ability to pursue our business plan and generate revenues is subject to our ability to obtain additional financing, and we cannot give any assurance that we will be able to do so.

The extent to which the coronavirus disease (“COVID-19”) impacts our businesses will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our operations may be materially adversely affected.

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Competition

We are a mineral resource company engaged in the business of mineral exploration. We compete with other mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration companies. The presence of competing mineral resource exploration companies may impact our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We also compete for mineral properties of merit with other exploration companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring additional mineral properties.

Many of the resource exploration companies with whom we compete may have greater financial and technical resources than we have. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. This competition could result in our competitors having resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration companies that may purchase resource properties or enter into joint venture agreements with junior exploration companies. This competition could adversely impact our ability to finance property acquisitions and further exploration.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the State of Arizona and all other States in which we plan to operate.

We are required to pay annual rentals for Liberty Star’s federal lode mining claims for the Tombstone project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rentals are $165 per claim. The rentals due by September 1, 2023 for the period from September 1, 2023 through September 1, 2024 of $15,345 have been paid.

We are required to pay annual rentals for our Arizona State Land Department Mineral Exploration Permits (“AZ MEP”) at our Tombstone Hay Mountain project in the State of Arizona. AZ MEP permits cost $500 per permit per year in non-refundable filing fees and are valid for 1 year and renewable for up to 5 years. The rental fee is $2.00 per acre for the first year, which includes the second year, and $1.00 per acre per year for years three through five. The minimum work expenditure requirements are $10 per acre per year for years one and two and $20 per acre per year for years three through five. If the minimum work expenditure requirement is not met the applicant can pay the equal amount in fees to the Arizona State Land Department to keep the AZ MEP permits current. The rental period begins on the date of acceptance for each permit. Rental payments are due by the first day of the rental period. We hold AZ MEP permits for 12,878.18 acres at our Tombstone project. We paid filing and rental fees for our AZ MEP’s before their respective due dates in the amount of $27,264.

With respect to the foregoing properties, additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. The amount of these costs is not known at this time as we do not know the size, quality of any resource or reserve at this time, and it is extremely difficult to assess the impact of any capital expenditures on earnings or our competitive position.

Personnel

Our CEO & President, Brett Gross was elected by the Board on December 7, 2018. The Board also elected Pete O’Heeron as Chairman of the Board. We also employ one full-time CFO who is also our VP of Finance, one full time Geo-tech, who is also our Manager of Field Operations, one Investor Relations Representative and one consultant CPA on a as needed basis. We hire consultants for investor relations, exploration, derivative accounting, and administrative functions also on an as needed basis.

Mr. Gross received no compensation for services rendered as CEO during the nine months ended October 31, 2023 and 2022. On September 29, 2023, Mr. Gross resigned from his position as President and Chief Executive Officer of the Company. Patricia Madaris, VP Finance and Chief Financial Officer will serve as the Interim Chief Executive Officer.

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Description of Property

Our offices

Our employees work either from our principal office or from offices maintained in their homes. Our corporate office address is 2 East Congress St. Ste. 900, Tucson, AZ 85701.

We currently rent a storage space for $105 per month in Tombstone, AZ on a month-to-month basis.

We believe that our existing office facilities are adequate for our needs. Should we require additional space in the future, we believe that such space can be secured on commercially reasonable terms.

Our mineral claims

All of the Company’s claims for mineral properties are in good standing as of January 31, 2023.

Tombstone:

Tombstone is a large and ancient (72 million years before the present – or Laramide in age) volcanic structure – a caldera. The US Geological Survey caldera experts, conclude this is correct. Subsequently, more than seventeen calderas of various ages have been identified in Arizona by the US Geological survey, the Arizona Geological Survey and others. Such calderas of Laramide age are all associated with porphyry alteration and copper and associated mineralization; many of these have become very large copper mines. Advanced technology has indicated that alteration associated mineralization at Tombstone is much more extensive than originally thought. This alteration lies largely under cover and is indicated by geochemistry, geophysics and projection of known geology into covered areas.

The Hay Mountain Project ©s located 6.5 miles southeast of Tombstone where we hold 35 Arizona State Mineral Exploration Permits (MEPs) covering (12,878.18 acres) or 20.12 square miles, and 93 federal lode mining claims covering (1,594.68 acres) or 2.49 square miles and is accessible by Hwy 80, Davis Rd. and Wild West Road.

LIBERTY STAR

TOMBSTONE-AZ

Federal Unpatented Claims

Claim Names

HM 87-143

TS 168-176

Marco1A-Marco5E

Davis1A-DavisC

Claim Acreage

57 HM Claims- 1095.18 acres

21 Marco Claims- 320 acres

6 Davis Claims- 80 acres

9 TS Claims- 99.5 acres

State Exploration Permits

MEP #	Acres	Renewal & Rental Due Date
08-122642	738.4	11/24/2023
08-122641	375.64	11/24/2023
08-122640	732.84	11/24/2023
08-123953	480	1/18/2024
08-123952	520	1/18/2024
08-119752	40	7/11/2023
08-120017	160	6/15/2023
08-120018	80	6/15/2023
08-120172	440	10/4/2023
08-120173	640	10/4/2023
08-120174	440	10/4/2023
08-120175	480	10/4/2023
08-120176	480	10/4/2023
08-120177	582.83	10/4/2023
08-120178	240	10/4/2023
08-120179	370.24	10/4/2023
08-121131	520	11/18/2023
08-121132	368.76	11/18/2023
08-121133	139.9	11/18/2023
08-121134	280	11/18/2023
08-121135	639.56	11/18/2023
08-121136	600	11/18/2023
08-121137	440	11/18/2023
08-121138	358.85	11/18/2023
08-121139	571.25	11/18/2023
08-121140	439.5	11/18/2023
08-121141	280	11/18/2023
08-121142	640	11/18/2023
08-121143	640	11/18/2023
08-121654	80	9/22/2023
08-123795	80.41	11/15/2023
08-121768	449.44	11/21/2022
08-121769	640	11/21/2022
08-121770	626.32	11/21/2022
08-121771	640	11/21/2022

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31State MEP’s totaling

12,878.18 acres

At Hay Mountain, we plan to ascertain whether the Hay Mountain lode mining claims and AZ MEPs possess commercially viable deposits of copper, gold, molybdenum, silver, zinc, rare earth metals and other valuable metals. We have a phased exploration plan that involves diamond core drilling of multiple holes over targets determined by analysis of geochemical sampling and ZTEM electromagnetic and magnetic survey. Initial phase 1 drilling is planned to take approximately one year. Should results indicate the viability of the project, additional phased work, both exploration and development, is planned over the course of seven total years to define the nature and size of an ore body(s) and move toward mining. Any exploration plans are dependent on acquiring suitable funding. No part of the phased program is currently funded.

The Tombstone claims are undeveloped. However significant amounts of aeromagnetic surveys, IP (Induced Polarization Surveys), geologic mapping by the USGS and others, and geochemical surveys including soil, rock and vegetation sampling have been conducted at various times by various parties, over the last 60 years. When compiled and analyzed these various data suggest a compelling series of anomalies that are typical of buried, dirt and rock covered porphyry copper system(s). Below is a summary of prior exploration activities performed on our Tombstone claims: Technical Report: In mid-March 2011, Liberty Star contracted SRK to prepare three (3) Technical studies and Reports in a form similar to mineral reports prescribed under NI 43-101. Members of SRK’s engineering/scientific staff supervised by a Qualified Person as defined under NI 43-101 and SRK’s Tucson Office Principal Geologist, Corolla Hoag, and geologist Dr. Jan Rasmussen have visited the Tombstone property. This information was combined with historic technical reports going back to 1878 and more recent data up to August 2011 (the date of their reports). The three Technical Reports are entitled: (1) Walnut Creek Exploration Report, Tombstone District, Arizona –August 31, 2011, 147 pages; (2) The Tombstone Caldera South Exploration Report, Tombstone District, Arizona –August 31, 2011, 144 pages; and (3) Hay Mountain Exploration Report, Tombstone District, Arizona – August 31 2011, 155 pages. These reports covered the entirety of historic productive area of the Tombstone mines which date to their discovery in 1877. However, before that report could be completed a competitor acquired a lease on those lands. These Technical Reports thoroughly summarize and illustrate the salient geotechnical data of the Tombstone Mining District covering about 250 square miles and present much data in computer map format. In such context, they analyze Liberty Star’s exploration programs as related to the entire area, make estimates and recommend execution of proposed Company exploration programs.

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Geochemical sampling at the Hay Mountain Project: In 2011 and early 2012 we collected nearly 1,800 rock, soil and vegetation samples over 621 sample sites over approximately 14 square miles centered on the Hay Mountain property. These samples have been assayed for multiple elements generating many volumes of analyses. The samples were prepared by MEG Inc. and have been shipped to ALS Global (f/k/a ALS-Chemex), geochemical analysis lab in Vancouver, British Columbia. Assay results were sent to our Tucson office and all assays were received. Our geology team has generated computer analyses that allow interpretation of the data. Liberty Star continues to collect XRF readings and biogeochemical samples to further define the anomalies at Hay Mountain.

On June 15, 2020 we received 2 Mineral Exploration Permits (MEPs) issued by the Arizona State Land Department (ASLD) covering the 240-acre Robbers Roost exploration area approximately 4.5 miles southwest of Tombstone, Arizona with access via paved road (Charleston Road). The new MEPs are 5.89 miles west of Liberty Star’s Hay Mountain Project for porphyry copper, gold, and molybdenum. While the Robbers Roost MEP area is new to the Company, it has been explored previously by several exploration companies, in the 1970’s and 1990’s, and recently has received significant interest by others operating in the area. Drilling by ASARCO indicates “the presence of a granodioritic porphyry intrusive at depth below the alteration zone. The intrusive is characterized by porphyry copper style alteration and mineralization.” [JB Nelson, “Robbers’ Roost Summary Report,” 1995, p. 2 http://docs.azgs.az.gov/SpecColl/2008-01/2008-01-0103.pdf)

On June 24, 2020 we completed staking an additional 400 acres of Federal Lode Claims at Hay Mountain. This addition to Liberty Star’s mineral claims effectively closes all potential competitors’ opportunity to take a State or Federal mineral interest inside the Company’s contiguous State and Federal mineral estate.

On November 11, 2020 we announced the identification of potentially exploitable gold mineralization in its recently acquired State of Arizona Mineral Exploration Permits (MEPs) land located in the area locally recognized as Red Rock Canyon, contiguous with and immediately north of drill Target 1, within the Company’s principal porphyry copper, gold, moly exploration target at the Hay Mountain Project (the “Project”) previously disclosed. The relevant MEPs are in Township 20, Range 23 East, specifically eight sections 27 through 34 and two additional MEPs, in sections 20 and 21. Preliminary surface exploration on the Red Rock MEPs advances the Company’s knowledge of the porphyry system signature associated with magnetic highs at, and adjacent to the north of, Target 1, and represent the expansion of biogeochemical, surface rock sampling, and x-ray fluorescence (XRF) work continuing at Target 1 and on the anticipated gold halo likely associated with the indicated porphyry center.

On November 21, 2020 we acquired 5 new Mineral Exploration Permits for a total of 2,995.47 acres. Liberty Star’s CEO Brett Gross notes the new applications complement last year’s land acquisition announced October 21, 2019 (Update 910); “In 2019 we moved to secure surface access to support future development and operations. With the addition of these lands, the Company secures three additional access routes from public roadways. While over the past twenty-two months we have enjoyed increasingly good, collaborative and cooperative relations with the private property owners contiguous to the Hay Mountain Project with no interruptions to project access, securing multiple alternative routes places us in an even more secure and well-defined position for the future.”

On October 21, 2019 we acquired 13 new Mineral Exploration Permits (MEP’s) for a total of 5,917.82 acres, or 9.25 sq miles bringing our total MEPs at Hay Mountain to 28 and 12,557.77 acres or 19.62 sq miles. This new acquisition represents a nearly 89% increase in Liberty Star lands under permit for mineral exploration activities. These acquisitions not only substantially expand Liberty Star’s continued exploration potential, but also provide resistance to existing competitive pressures that permits us to be more forthcoming with our technical data sharing with potential venture partners. Liberty Star geochemical and geophysical surface studies indicate anomalies consistent with a large, buried porphyry copper body at the primary target, and potentially extensive associated porphyry cluster, with attendant metals including gold, moly, nickel, silver, zinc, lead, and cobalt. See news release: https://www.libertystaruranium.com/2019/10/21/liberty-star-adds-over-9-square-miles-to-the-hay-mountain-project/.

In 2019 Liberty Star contracted Pim van Geffen, PhD, PGeo of Vancouver Geochemistry to provide services in the form of validation and interpretation of our biogeochemical data from the Hay Mountain Project, Tombstone District, Arizona. In particular, the quality of the biogeochemical data was assessed regarding its capacity to support the recognition of buried porphyry-copper and related mineralization in the Project area and inform exploration decisions. A written report on the data assessment, including statements on data quality and utility, interpreted maps, and recommendations for the use of the data and data products in furthering exploration efforts on the Hay Mountain Project have been received. Mr. van Geffen’s summary and recommendations are as follows.

16

The Hay Mountain biogeochemical data, when corrected for known sources of variance such as plant species and laboratory, provide a valuable layer of information to guide exploration efforts for buried and blind porphyry Cu-Mo systems in the project area. Multi-element, aqua-regia ICP-MS data were provided for 750 vegetation samples form the Hay Mountain project area, of mostly creosote, mesquite, and whitethorn acacia twigs and leaves, and a single specimen of sagebrush. Each element was assessed for its data quality and whether known sources of variance caused notable differences in their distribution. These sources of data bias were levelled out using Z-score normalization. The three main sources of induced, non-geochemical variance included plant species, laboratory, and batch number. Whereas the three main plant species and two laboratories have adequate spatial and compositional coverage of each sub-group to apply levelling corrections, atypical values in batch number RE11168965 were excluded from output maps for affected elements. In addition to levelling between labs and species, the Cu response is further enhanced by correcting for root uptake of Mg, an essential nutrient, resulting in better spatial definition of anomalies and structural trends in the regression residuals of Cu against Mg. Some structural trends can be inferred from a combination of the Mo distribution with the orientation of lineaments in Google Earth imagery, which warrants more detailed follow-up in combination with geological and geophysical data. Combinations of variables can be used for target identification and search-space reduction through RGB colour-composite grid maps, e.g. Cu-Mo-K. Additional RGB maps of other combinations can be provided upon request. A species-classification diagram was constructed based on multivariate discriminant analysis, which highlighted 5 potentially mislabeled entries that required verification, 2 of which were confirmed to be mislabeled. It is strongly recommended to use all outputs of this work in combination with all other geospatial data available, including geophysics, surface geology, structural trends, terrain, and field observations, for search-space definition and targeting purposes.

Geologic Mapping: Small scale geologic mapping was performed in the Hay Mountain area by two different U.S. Geological Survey Senior Geologists. The first was by James Gilluly starting in the late 1930s and published in the early 1950’s, as a Professional Paper 281, 1956, and the second by Harold Drewes, published USGS Professional Paper 1144 1981. The Drewes map was a simplified version of the Gilluly map with faults adjusted to Drewes’s interpretation. Unfortunately, little or no refinement of the rock types or actual outcropping rocks was accomplished. Gilluly, while apparently generally correct in outcrop identification, disturbingly on close examination it appears he missed important outcropping rocks and at least in the Hay Mountain area of the major geochemical anomaly he misinterpreted stratigraphic rock types. In the area we have termed the Chrysocolla Block he failed to note the outcrop completely and our thorough examination revealed it to be Earp formation, whereas all the surrounding mapped area was mapped as the younger Colina limestone. This would put the Chrysocolla Block more than 1,000 feet above the Earp and 1,700 feet or more above the receptive-to- mineralization Horquilla formation where most of the production from Bisbee has been found and high grade which is now being drilled out at Rosemont Camp about 50 miles to the west. This critical error we have corrected on our maps to show this area as the lower Earp and believe that the recently discovered gossan outcrops are lying perhaps 200 to 400 feet above the Earp- Horquilla contact. Furthermore, neither Gilluly nor Drewes noticed pervasively fluidized and rounded limestone breccia which covers square miles and is typical feature of porphyry copper deposits. We believe perhaps massive copper (chalcopyrite) mineralization will be located in the Horquilla formation 200 to 400 feet below the gossan outcrops in the Earp formation. This analysis plus all of our geochemistry and geophysics is the justification for our currently planned drill hole program.

On August 16, 2020 we received our July 2020 Field Mapping Report prepared by Geologist Daniel Koning. The new field mapping report was commissioned by Liberty Star to “identify alteration and veining associated with an inferred porphyry copper system at depth, determine the extent of hydrothermal alteration, and comment on the possible timing of mineralization.” Geologist Koning conducted the mapping from July 14th to August 5th, accompanied by Liberty Star Field Ops Manager Jay Crawford and for 3 days, CEO/President Brett Gross. The 50-page report contains over 50 new maps and sample images. In his Hay Mountain Project July 2020 Field Mapping Report, Koning concludes “Type 1 and type 2 veins are…interpreted as fluid escape structures representing the distal and possibly upper expression of a porphyry system at depth. The overall extent of type 1 and type 2 veining across the property could indicate significant skarn and CRD development at depth.” [page 48] He further finds that his work “correlates with the Cu, Mo, and Au biogeochemical anomalies identified by Dr. Pim van Geffen, and the magnetic and ZTEM anomalies identified by Alan King’s 3D model. Because of this, the center of the inferred porphyry system at Hay Mountain is interpreted to be southwest of the Zebra Hills under post-mineral cover.” [page 48]

ZTEM EM Survey: We requested and received a cost estimate from Geotech of Aurora (Toronto area) Ontario, Canada, which is the only purveyor of this helicopter borne electromagnetic (EM) geophysical method. This geophysical method has the ability to “look down” into the crust of the earth about 2,000 meters (6,600 feet) and detect sulfides and other rock types and structures which may be associated with porphyry copper systems. Test work over known Safford, Arizona porphyry copper deposits along with thousands of verifying drill holes show the geometry of such mineral systems can be determined, thus identifying whether it is a porphyry copper system or some other mineral system. When combined with our geochemical data, we can determine the position of the copper-moly center of the system and design our drill program to efficiently test and define mineralization. We flew ZTEM in July 2013 and the analysis report was received in February 2014. In 2019, a re-interpretation of the ZTEM and the magnetic data with focus on porphyry targets was performed on the basis of more rigorous 3D inversion tools. Based on the 3D ZTEM and the 3D MVI inversion results, Geotech has recommended the following: Integrate the newly obtained results with all available geological, geochemical and drilling info (if available) to better define and prioritize exploration targets; Follow-up with deep-penetrating ground IP and ground TDEM detailed surveys on the 1st priority potential porphyry target Zd1and then the 2nd priority targets Zs1and Zs2 for better definition of their depth and shape; Follow-up with detailed ground MT survey the Zd1target for its investigation at depth; Drill testing of the Zd1target with deep holes should be performed after ground verification with ground geophysics. See news release: https://www.libertystaruranium.com/2019/09/30/liberty-star-hires-geotech-ltd-to-update-hay-mountain-project-ztem-data/

17

Also, in 2019 Liberty Star contracted Alan King, P.Geo., M.Sc.at Geoscience North to prepare a geophysical review of all the geochemical and geophysical data. Their conclusions and recommendations are- The full 3D Geoscience Analyst (GA) integrated model, which was provided as part of the review, should be used for targeting as there is much more detail and dynamic viewing available in the live 3D model than in the 2D screen captures of the model shown in the report. The new 3D models based on the ZTEM data should be reviewed with respect to the previous ground IP/Res, CSAMT etc. data, which were mentioned in the SRK report. The core anomalous area has complex Magnetic and EM signatures in an area of structural complexity, with associated well defined geochem anomalies. Drill testing is recommended to test this area. Physical properties such as mag susceptibility, electrical conductivity, density and IP effect would be helpful for further interpretation. These could be acquired on existing rock samples from the area or on core samples from any new drilling or with in-situ borehole geophysical surveys in any new Drill holes. Targeting: the main target remains the core geochem anomaly area and drill testing of this target is recommended. The combined EM and magnetic models show a thicker tabular conductive feature together with an area of high magnetic/structural complexity in the core of a large magnetic depletion zone, coincident with the core of the geochem anomalies. See news release: https://www.libertystaruranium.com/2021/01/31/liberty-star-minerals-lbsrtechnical-data-studies-available/

Sampling Protocols for all projects

Liberty Star trains all employees/contractors conducting sample collection by use of a handheld digital mobile device (X-ray Fluorescence Analyzer) to record accurate analysis of 31 elements including gold, silver copper, molybdenum, uranium, thorium, manganese, and other elements from each in situ sample. The XRF device leads the sampler through a series of dropdown menu windows with various description capabilities and the ability to record a GPS coordinate of the location. Data from the XRF is uploaded to our computer database daily. The X-ray (XRF) is now a recognized and a valuable portable assay tool.

Liberty Star also uses professionally created video training to teach samplers the proper techniques of obtaining a representative sample whether it is soil, rock or vegetation and instruction on avoiding cross contamination between samples. After samples are collected, they are stored in a secure location under lock and key until they are shipped via FedEx or UPS using chain of custody guidelines to a professional sample prep lab in Washoe Valley, Nevada run by Shea Clark Smith, MSc/ Geochemist. Mr. Smith prepares the samples by crushing, mixing, pulverizing and homogenizing. Then a 200-gram sample is scientifically split for shipment to a Certified Assay Laboratory of each original sample. Standards, blanks and duplicates are added to the sample stream, including such Quality Assurance Quality Control (QA/QC) every 10th assay sample is re-assayed and a blind standard is inserted every tenth sample interval, before being sent to a certified assay lab using ICP-MS analysis the samples are randomized. Once Liberty Star gets the analysis data back from the laboratory, checks for quality assurance and control are made using data from the blanks, standards and duplicates. The results are sent to Liberty Star by email and a paper copy mailed for verification and as a permanent record. The data are then de- randomized and processed for interpretation by various software programs designed for the purpose.

SK 1300 Regulation

Liberty Star has performed many hours of field work mapping and sampling on our Red Rock Canyon Gold Project and although we do not have drilling core to prove results, we have through analysis of Geochem sampling, evidence of an anomaly “material of economic interest”. Please see exhibit with our RRC Technical report prepared by a qualified person for more details and analysis.

LEGAL PROCEEDINGS

None.

18

MINE SAFETY DISCLOSURES.

Under Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and under Item 104 of Regulation S-K, promulgated under the Exchange Act, each operator of a coal or other mine is required to include disclosures regarding certain mine safety results in its periodic reports filed with the SEC. The operation of our mine(s) that may be developed in the future would be subject to regulation by the federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977. We do not own any mines in (or outside of) the United States and as a result, this information is not required.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

Our common stock is currently quoted on the OTCQB of the OTC Markets under the symbol, “LBSR.” The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information. Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated or have little to do with a company’s operations or business prospects.

The following table sets forth the range of high and low closing bid quotations for our common stock for each of the periods indicated as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Quarter Ended	High	Low
October 31, 2023	$0.0425	$0.038
July 31, 2023	$0.075	$0.066
April 28, 2023	$0.059	$0.052
January 31, 2023	$0.160	$0.086
October 31, 2022	$0.230	$0.110
July 31, 2022	$0.415	$0.220
April 28, 2022	$0.490	$0.330
January 31, 2022	$0.390	$0.353

Our transfer agent, The Nevada Agency and Transfer Company, of Suite 880 Bank of America, 50 West Liberty Street, Reno, Nevada 89501 (telephone: 775.322.0626; facsimile 775.322.5632) is the registrar and transfer agent for our common stock.

As of December 13, 2023, we had 49,813,861 shares of our common stock issued and outstanding, with 148 record stockholders. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries. The closing sale price for our common stock on December 13, 2023, as reported on the OTCQB was $0.31.

Recent Sales of Unregistered Securities

On September 5, 2023, the Company issued a total of 505,441 shares of our common stock for conversions of $18,675 in principal and $1,947 in interest for the February 2023 Note at the exercise price $0.0408.

On September 28, 2023, the Company issued a total of 405,351 shares of our common stock for conversions of $15,000 in principal for the March 2023 Note at the exercise price of $0.0370.

On October 16, 2023, the Company issued a total of 495,050 shares of our common stock for conversions of $15,000 in principal for the March 2023 Note at the exercise price of $0.0303.

On October 24, 2023, the Company issued a total of 693,293 shares of our common stock for conversions of $18,675 in principal and $1,945 in interest for the March 2023 Note at the exercise price $0.0297.

In issuing the securities set forth above, we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

19

Common Stock Issued During the Year Ended January 31, 2023

During the year ended January 31, 2023, the Company issued a total of 2,424,896 shares of our common stock for conversions of $374,640 of convertible notes payable and accrued interest at exercise prices ranging from $0.0108 to $0.3207.

On May 19, 2022, the Company sold 13,298 units at a price of $0.376 per unit to an accredited investor for proceeds of $5,000. Each unit consists of 1 share of our common stock and 0.50 warrants.

On July 1, 2022, the Company entered into a stock compensation and subscription agreement with Dutchess Group LLC. Per the agreement, Dutchess Group will provide services to the Company and will be issued 500,000 shares of the Company’s common stock. During the nine months ended October 31, 2022, the Company issued 500,000 shares of common stock valued at $160,000.

On July 7, 2022, the Company issued 1,109,804 shares of its common stock for gross proceeds of $187,030, or $0.1685 per share.

On August 12, 2022, the Company settled a $5,000 advance from a related party for the issuance of 26,738 units at a price of $0.187 per unit. Each unit consists of 1 share of our common stock and 0.50 warrants. Each warrant allows the holder to purchase one share of our common stock at a price of $0.262 per share at any time on or before August 12, 2025.

On November 30, 2022, the Company settled a $6,500 advance from a related party for the issuance of 23,812 units at a price of $0.103 per unit. Each unit consists of 1 share of our common stock and 0.50 warrants. Each warrant allows the holder to purchase one share of our common stock at a price of $0.144 per share at any time on or before November 30, 2025.

On January 30, 2023, the Company issued 80,564 units at a price of $0.126 per unit and received cash proceeds of $3,000 cash and settled a $7,150 advance from a related party. Each unit consists of 1 share of our common stock and 0.50 warrants. Each warrant allows the holder to purchase one share of our common stock at a price of $0.176 per share at any time on or before January 30, 2026.

On January 31, 2023, the Company issued 320,000 shares of its common stock under the Purchase Agreement and recorded a subscription receivable of $16,368, or $0.0512 per share. The subscription receivable was collected in full on February 22, 2023.

Common Stock Issued During the Year Ended January 31, 2022

During the year ended January 31, 2022, the Company issued a total of 535,568 shares of our common stock for conversions of $217,540 of convertible notes payable and accrued interest at exercise prices ranging from $0.202 to $0.797.

On March 5, 2021, the Company issued 6,000 shares of its common stock to an accredited investor for the exercise of warrants for proceeds of $2,100, or $0.35 per common share.

On March 26, 2021, the Company issued 17,006 shares of its common stock and 8,503 warrants to our CEO for gross proceeds of $20,000, for $1.176 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.646.

In March 2021, the Company issued 49,412 shares of its common stock and 24,706 warrants to our CEO for gross proceeds of $55,000 for $1.113 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.558.

On April 2, 2021, the Company issued 9,818 shares of its common stock and 4,909 warrants to an accredited investor for gross proceeds of $10,000, or $1.019 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.426.

On April 30, 2021, the Company received proceeds of $20,000 from an investor for the purchase of 19,268 shares of its common stock and 9,634 warrants, at a price of $1.038 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.453.

20

In October 2021, the Company issued 60,887 shares of its common stock and 30,444 warrants to a director for gross proceeds of $35,000, for $0.575 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $0.805.

In October 2021, the Company issued 25,986 shares of its common stock and 12,993 warrants to a director for gross proceeds of $15,000, for $0.577 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $0.808.

Effective January 5, 2022, the Company entered into Debt Conversion Agreements with Brett Gross, President & CEO, and Peter O’Heeron, Chairman of the Board, pursuant to which each of them agreed to convert their outstanding shareholder advances and loans to the Company into Company securities consisting of shares of common stock and warrants. Mr. Gross converted shareholder advances and loans to the Company totaling $375,357 and Mr. O’Heeron converted shareholder advances and loans totaling $250,830. Upon conversion, the Company debts represented by such shareholder advances and loans were deemed to be satisfied and paid in full.

The debt conversions described above were completed pursuant to, and in accordance with the terms of the Company’s current private placement offering. Accordingly, the Company issued units consisting of one share of common stock and ½ warrant to complete the conversion. The shares were issued at a price of $0.269 per share, which is the Volume Weighted Average Price (“VWAP”) for the 4 days immediately preceding the effective date of the conversion. The warrants are exercisable for up to three years at a price of $0.377 per share, which is 140% higher than the price at which the shares were issued. A total of 1,395,379 shares and 697,690 warrants were issued to Mr. Gross and a total of 932,454 shares and 466,227 warrants were issued to Mr. O’Heeron. The shares and warrants issued to Mr. Gross and Mr. O’Heeron are restricted securities as defined in Rule 144.

In issuing the securities set forth above, we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

SELECTED FINANCIAL DATA.

Not applicable to smaller reporting companies.

All references to common shares and common share data in the accompanying consolidated financial statements and elsewhere in this Form as of January 31, 2023 and for the years then ended, reflect the 1-for-500   Reverse Stock Split.

On December 13, 2023, the closing price of our common stock as reported by the OTCQB was $0.31 per share.

Holders of Common Stock

As of December 21, 2023 there were approximately 148 holders of record of our common stock. As of such date, 49,813,861 shares of our common stock were issued and outstanding. We had 1 holders of Class A common stock with 500,000 shares issued and outstanding.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

21

Financial Statements

22

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Liberty Star Uranium & Metals Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Liberty Star Uranium & Metals Corp. as of January 31, 2023 and 2022, and the related statements of operations, changes stockholders’ deficit, and cash flows for each of the two years in the period ended January 31, 2023, and the related notes [and schedules] (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Liberty Star Uranium & Metals Corp. as of January 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended January 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 3 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Liberty Star Uranium & Metals Corp. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Liberty Star Uranium & Metals Corp. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com

F-1

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Critical Audit Matter Description

As disclosed in Notes 6 and 7 to the consolidated financial statements, the Company had various debt instruments which included conversion features requiring bifurcation and separate accounting. Management evaluated the required accounting, significant estimates, and judgements around the valuation for these embedded derivatives. These embedded derivatives were measured at fair value.

There is no current observable market for these types of features and, as such, the Company determined the fair value of the embedded derivatives using an option pricing model to measure the fair value of the bifurcated derivatives. As a result, a high degree of auditor judgment and effort was required in performing audit procedures to evaluate the conclusions reached by management as well as the inputs to the Company’s option pricing model.

How the Critical Audit Matter Was Addressed in the Audit

Our principal audit procedures performed to address this critical audit matter included the following:

-	We obtained an understanding of the controls and processes surrounding the evaluation, initial measurement and valuation of the bifurcated derivatives.

-	We evaluated management’s assessment and the conclusions reached, and the qualifications of the Company’s specialist, to ensure these instruments were recorded in accordance with the relevant accounting guidance.

-	We engaged an auditor’s specialist to review the work prepared by the Company’s specialist and assist in the performance of recalculations.

-	We evaluated the fair value of the bifurcated derivatives that included testing the valuation model and assumptions utilized by management and underlying data used in the model.

/s/ Turner, Stone & Company, L.L.P.

We have served as Liberty Star Uranium & Metals Corp.’s auditor since 2022.

Dallas, Texas

May 15, 2023

F-2

Liberty Star Uranium & Metals Corp.

Consolidated Balance Sheets

	January 31,	January 31,
	2023	2022

Assets

Current assets:
Cash and cash equivalents	$32,616	$102,741
Prepaid expenses and other current assets	6,540	13,066
Total current assets	39,156	115,807

Noncurrent assets:
Property and equipment, net	21,888	27,722
Total noncurrent assets	21,888	27,722

Total assets	$61,044	$143,529

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable and accrued liabilities	$233,397	$486,629
Accounts payable to related parties	-	51,119
Accrued wages to related parties	51,762	811,711
Advances from related party	5,000	-
Note payable	2,754	-
Notes payable to related party	50,000	13,121
Convertible promissory note, net of unamortized debt discount of $33,760 and $20,178	92,624	181,122
Current portion of long-term debt – SBA	1,782	-
Derivative liability	172,393	-
Total current liabilities	609,712	1,543,702

Long-term:
Long-term debt – SBA, net of current portion	30,618	64,897
Total long-term liabilities	30,618	64,897

Total liabilities	640,330	1,608,599

Commitments and Contingencies (Note 13)

Stockholders’ deficit:
Class A Common stock - $.00001 par value; 500,000 authorized; 102,000 shares issued and outstanding	1	1

Common stock - $.00001 par value; 74,500,000 authorized; 18,671,159 and 13,458,752 shares issued and outstanding, respectively	186	135
Additional paid-in capital	56,941,222	56,503,616
Subscription receivable	(117,468)	-
Accumulated deficit	(57,403,227)	(57,968,822)
Total stockholders’ deficit	(579,286)	(1,465,070)

Total liabilities and stockholders’ deficit	$61,044	$143,529

The accompanying notes are an integral part of the consolidated financial statements

F-3

Liberty Star Uranium & Metals Corp.

Consolidated Statements of Operations

	For the Years ended
	January 31
	2023	2022

Revenues	$-	$-
Expenses:
Geological and geophysical costs	84,472	84,252
Salaries and benefits	172,123	147,249
Professional services	173,636	197,517
General and administrative	405,840	88,742
Net operating expenses	836,071	517,760
Loss from operations	(836,071)	(517,760)

Other income (expense):
Interest expense	(245,156)	(147,199)
Other income	1,065
Gain on forgiveness of SBA loan	32,851	-
Gain on settlement of debt	998,284	-
Gain on disposal of fixed asset	5,000	-
Gain on change in fair value of derivative liability	609,622	226,278
Total other income, net	1,401,666	79,079
Net income (loss)	$565,595	$(438,681)

Net income (loss) per share of common stock – basic	$0.04	$(0.04)
Net income (loss) per share of common stock – diluted	$0.04	$(0.04)

Weighted average shares outstanding – basic	15,558,746	10,647,908
Weighted average shares outstanding – diluted	15,916,651	10,647,908

The accompanying notes are an integral part of the consolidated financial statements

F-4

Liberty Star Uranium & Metals Corp.

Consolidated Statements of Changes in Stockholders’ Deficit

For the Years ended January 31, 2023 and 2022

	Class A Common stock		Common stock		Common stock to be	Subscription	Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Issued	Receivable	Capital	Deficit	Deficit

Balance, January 31, 2021	102,000	$1	9,902,052	$99	$15,000	$-	$55,503,564	$(57,530,141)	$(2,011,477)
Issuance of common stock and warrants in private placement and warrant exercises	-	-	203,103	2	(15,000)	-	172,098	-	157,100
Issuance of common shares pursuant to investment agreement	-	-	490,196	5	-	-	132,369	-	132,374
Shares issued for conversion of notes	-	-	535,568	5	-	-	217,535	-	217,540
Shares issued for services	-	-	2,327,833	24	-	-	626,163	-	626,187
Reclass of APIC to derivative liabilities for tainted warrants	-	-	-	-	-	-	(734,070)	-	(734,070)
Resolution of derivative liabilities due to debt conversions and untainted warrants	-	-	-	-	-	-	585,957	-	585,957
Net loss for the year ended January 31, 2022	-	-	-	-	-	-	-	(438,681)	(438,681)
Balance, January 31, 2022	102,000	1	13,458,752	135	-	-	56,503,616	(57,968,822)	$(1,465,070)
Issuance of common stock and warrants in private placement and warrant exercises	-	-	13,298	-	-	-	5,000	-	5,000
Issuance of common stock and warrants in private placement and warrant exercises, related party	-	-	23,812	-	-	-	3,000	-	3,000
Issuance of common shares pursuant to investment agreement	-	-	1,429,804	14	-	(16,368)	203,384	-	187,030
Shares issued for conversion of notes	-	-	2,424,896	24	-	-	374,616	-	374,640
Shares issued to settle liabilities, related party	-	-	146,597	1	-	-	18,649	-	18,650
Cashless exercise of options	-	-	674,000	7	-	(101,100)	101,093	-	-
Stock based compensation	-	-	500,000	5	-	-	276,687	-	276,692
Options issued related to settlement agreement	-	-	-	-	-	-	44,707	-	44,707
Reclass of APIC to derivative liabilities for tainted warrants	-	-	-	-	-	-	(734,294)	-	(734,294)
Resolution of derivative liabilities due to debt conversions	-	-	-	-	-	-	144,764	-	144,764
Net income for the year ended January 31, 2023	-	-	-	-	-	-	-	565,595	565,595
Balance, January 31, 2023	102,000	$1	18,671,159	$186	$-	$(117,468)	$56,941,222	$(57,403,227)	$(579,286)

The accompanying notes are an integral part of the consolidated financial statements

F-5

Liberty Star Uranium & Metals Corp.

Consolidated Statements of Cash Flows

	For the Years Ended
	January 31,
	2023	2022

Cash flows from operating activities:
Net income (loss)	$565,595	$(438,681)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	5,834	5,834
Expenses paid by related parties	-	54,960
Stock based compensation	276,692	-
Amortization of debt discounts	229,698	97,429
Gain on change in fair value of derivative liabilities	(609,622)	(226,278)
Gain on forgiveness of SBA loan	(32,851)	-
Gain on settlement of debt	(998,284)	-
Gain on disposal of fixed asset	(5,000)	-
Changes in assets and liabilities:
Prepaid expenses	31,276	(8,251)
Accounts payable and accrued expenses	(3,940)	(7,177)
Accrued interest	-	10,716
Cash flows used in operating activities:	(540,602)	(511,448)

Cash flows from investing activities:
Proceeds from sale of equipment	5,000	-
Net cash provided by investing activities	5,000	-

Cash flows from financing activities:
Proceeds from advances related party	24,550	-
Repayment of advances related party	(18,996)	-
Proceeds from notes payable	-	32,497
Proceeds from notes payable, related party	50,000
Payments on notes payable	(21,996)	-
Proceeds from convertible promissory notes	236,889	285,500
Proceeds from the issuance of common stock and warrants	195,030	287,374
Proceeds from exercise of warrants	-	2,100
Net cash provided by financing activities	465,477	607,471

Increase (decrease) in cash and cash equivalents	(70,125)	96,023
Cash and cash equivalents, beginning of year	102,741	6,718
Cash and cash equivalents, end of year	$32,616	$102,741

Supplemental disclosure of cash flow information:
Income tax paid	$-	$-
Interest paid	$942	$-

Supplemental disclosure of non-cash items:
Resolution of derivative liabilities due to debt conversions and untainted warrants	$144,764	$585,957
Reclass of APIC to derivative liabilities for tainted warrants	$734,294	$734,070
Debt discounts due to derivative liabilities	$192,485	$78,165
Common stock issued for conversion of debt and interest	$374,640	$217,540
Expenses paid by related party on behalf of the Company	$18,096	$54,960
Prepaid insurance financed with note payable	$24,750	$-
Shares issued for settlement of liability	$18,650	$-

The accompanying notes are an integral part of the consolidated financial statements

F-6

LIBERTY STAR URANIUM & METALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Organization

Liberty Star Uranium & Metals Corp. (the “Company”, “we”, “our”, or “Liberty Star”) was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004, we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) was our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Until 2016 Big Chunk was engaged in the acquisition and exploration of mineral properties business in the State of Alaska until its dissolution on July 26, 2019. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on the Company’s mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. We formed the wholly owned subsidiary, Hay Mountain Super Project LLC (“HMSP”) incorporated on October 24, 2014, to serve as the primary holding company for development of the potential ore bodies encompassed in the Hay Mountain area of interest in Arizona. We renamed HMSP to Hay Mountain Holdings LLC (“HMH”) on March 5, 2019. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. On February 22, 2019, the Company registered the tradename ‘Liberty Star Minerals’ with the state of Arizona to be recognized as ‘doing business as’, or ‘d/b/a’ Liberty Star Minerals. We have not generated any revenues from operations. On April 11, 2019 we formed a new subsidiary named Earp Ridge Mines LLC (“Earp Ridge”) wholly owned by HMH. On August 13, 2020, the Company formed Red Rock Mines, LLC (“Red Rock”), an Arizona corporation, as a wholly-owned subsidiary of Hay Mountain Holdings, LLC.

NOTE 2 – Summary of significant accounting policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying consolidated financial statements. The significant accounting policies adopted by the Company are as follows:

F-7

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The valuation of stock-based compensation, classification and valuation of common stock purchase warrants, classification and value of embedded conversion options, value of beneficial conversion features, valuation allowance on deferred tax assets, the determination of useful lives and recoverability of depreciable assets, accruals, and contingencies are significant estimates made by management. It is at least reasonably possible that a change in these estimates may occur in the near term.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary HMH and the HMH wholly-owned subsidiaries Earp Ridge and Red Rock. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Cash and cash equivalents

We consider cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. We maintain our cash in bank deposit accounts which, for periods of time, may exceed federally insured limits. On January 31, 2023 and 2022, we had no cash balances in bank deposit accounts that exceeded federally insured limits.

Mineral claim costs

We account for costs incurred to acquire, maintain and explore mineral properties as a charge to expense in the period incurred until the time that a proven mineral resource is established, at which point development of the mineral property would be capitalized. Currently, we do not have any proven mineral resources on any of our mineral properties.

Long-lived assets and impairment of long-lived assets

Property and equipment are stated at cost. We capitalize all purchased equipment over $500 with a useful life of more than one year. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are stated at cost and are amortized over their estimated useful lives or the lease term, whichever is shorter. Maintenance and repairs are expensed as incurred while betterments or renewals are capitalized. Property and equipment are reviewed periodically for impairment. The estimated useful lives range from 3 to 7 years.

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of a long-lived asset group to be held and used in operations is measured by a comparison of the carrying amount to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset group. If such asset group is considered to be impaired, the impairment loss is measured as the amount by which the carrying amount of the asset group exceeds its fair value. Long-lived assets to be disposed of are carried at the lower of cost or fair value less the costs of disposal.

Convertible promissory notes

We report convertible promissory notes as liabilities at their carrying value less unamortized discounts, which approximates fair value. We bifurcate conversion options and detachable common stock purchase warrants and report them as liabilities at fair value at each reporting period when required in accordance with the applicable accounting guidance. When convertible promissory notes are converted into shares of our common stock in accordance with the debt terms, no gain or loss is recognized. We account for inducements to convert as an expense in the period incurred, included in debt conversion expense.

F-8

Derivative liabilities

The valuation of the derivative liability of our warrants is determined through the use of a Monte Carlo options model that values the liability of the warrants based on a risk-neutral valuation where the price of the option is its discounted expected value. The technique applied generates a large number of possible (but random) price paths for the underlying common stock via simulation, and then calculates the associated exercise value (i.e. “payoff”) of the option for each path. These payoffs are then averaged and discounted to a current valuation date resulting in the fair value of the option.

The valuation of the derivative liability attached to the convertible debt is arrived at through the use of a Monte Carlo model that values the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash, stock, or warrants) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and elastic volatility (increasing as stock price decreases). The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of the derivative is derived from path dependent scenarios and outcomes. The features in the notes are analyzed and incorporated into the model included the conversion features with the reset provisions, the call/redemption/prepayment options, and the default provisions. Based on these features, there are six primary events that can occur; payments are made in cash; payments are made with stock; the note holder converts upon receiving a redemption notice; the note holder converts the note; the issuer redeems the note; or the Company defaults on the note. The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, conversion price, etc.). Probabilities are assigned to each variable such as redemption likelihood, default likelihood, and timing and pricing of reset events over the remaining term of the notes based on management projections. This leads to a cash flow simulation over the life of the note. A discounted cash flow for each simulation is completed and is compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liability.

Common stock purchase warrants

We report common stock purchase warrants as equity unless a condition exists which requires reporting as a derivative liability at fair value. The valuation of the derivative liability of the warrants is determined through the use of a Monte Carlo options model that values the liability of the warrants based on a risk-neutral valuation where the price of the option is its discounted expected value.

Stock based compensation

The Company recognizes stock-based compensation for all share-based payment awards made to employees and non-employees based on the estimated fair values of the stock or options. The fair value of options to be granted are estimated on the date of each grant using the Black-Scholes option pricing model and amortized ratably over the option’s vesting periods, which approximates the service period.

Environmental expenditures

Our operations have been and may in the future be affected from time to time in varying degree by changes in environmental regulations, including those for future removal and site restoration costs. The likelihood of new regulations and their overall effect upon us are not predictable. We provide for any reclamation costs in accordance with the Accounting Standards Codification (“ASC”) Topic 410-30 “Asset Retirement and Environmental Obligations”. It is management’s opinion that we are not currently exposed to significant environmental and reclamation liabilities and have recorded no reserve for environmental and reclamation expenditures as of January 31, 2023 or 2022.

F-9

Fair value of financial instruments

Our financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable, accrued liabilities, convertible notes payable, notes payable, and derivative liability. It is management’s opinion that we are not exposed to significant interest, currency or credit risks arising from these financial instruments. With the exception of the derivative liability, the fair value of these financial instruments approximates their carrying values based on their short maturities or for long-term debt based on borrowing rates currently available to us for loans with similar terms and maturities. Gains and losses recognized on changes in estimated fair value of the warrant liability are reported in other income (expense) as gain (loss) on change in fair value.

The Company measures and discloses certain financial assets and liabilities at fair value. Authoritative guidance defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Authoritative guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Income taxes

Income taxes are recorded using the asset and liability method. Under the asset and liability method, tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess. Interest and penalties associated with unrecognized tax benefits, if any, are classified as additional income taxes in the statement of operations. With few exceptions, we are no longer subject to U.S. federal, state and local examinations by tax authorities for the tax year ended January 31, 2018 and prior.

Net income (loss) per share

Basic net income (loss) per share is computed by dividing net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per share takes into consideration shares of common stock outstanding (computed under basic income or loss per share) and potentially dilutive shares of common stock that are not anti-dilutive. For the year ended January 31, 2023, there were 357,905 shares issuable from convertible debt that were considered for their dilutive effects. For the years ended January 31, 2022, the following number of potentially dilutive shares have been excluded from diluted net income (loss) since such inclusion would be anti-dilutive.

A reconciliation of the weighted average shares outstanding used in basic and diluted earnings per share computation is as follows:

	For the Years Ended
	January 31,
	2023	2022
Basic (loss) earnings per common share
Numerator:
Net income (loss) available to common shareholders	$565,595	$(438,681)
Denominator:
Weighted average common shares outstanding	15,558,746	10,647,908

Basic earnings (loss) per common share	$0.04	$(0.04)
Diluted earnings per common share
Numerator:
Net income (loss) available to common shareholders	$565,595	$(438,681
Remove derivative loss	4,480	-
Remove convertible debt interest	229,698	-
Net income (loss) available to common shareholders	$799,773	$(438,681)
Denominator:
Weighted average common shares outstanding	15,558,746	10,647,908
Convertible debt	357,905	-
Adjusted weighted average common shares outstanding	15,916,651	10,647,908

Diluted earnings (loss) per common share	$0.04	$(0.04)

F-10

Reclassification

Certain reclassifications have been made to our prior year’s financial statements to conform to our current year presentation. These reclassifications had no effect on our previously reported results of operations or accumulated deficit.

Newly Issued Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to have a material impact on the Company’s financial position, operations or cash flows. Management has evaluated these new pronouncements through May 15, 2023.

All other accounting standards updates that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 3 – Going concern

These consolidated financial statements have been prepared in conformity with GAAP with the on-going assumption that we will be able to realize our assets and discharge our liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about our ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should we be unable to continue as a going concern. Our operations have primarily been funded by the issuance of common stock and debt. Continued operations are dependent on our ability to complete equity financings or generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through future equity financings, joint venture agreements or debt. Such financings may not be available or may not be available on reasonable terms.

The Company has incurred losses from operations, has a working capital deficit and requires additional funds for further exploratory activity and to maintain its claims prior to attaining a revenue generating status. There are no assurances that a commercially viable mineral deposit exists on any of our properties. In addition, the Company may not find sufficient ore reserves to be commercially mined. As such, there is substantial doubt about the Company’s ability to continue as a going concern.

Management is working to secure additional funds through the exercise of stock warrants already outstanding, equity financings, debt financings or joint venture agreements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4 – Mineral claims

At January 31, 2023, we held a 100% interest in 93 standard federal lode mining claims located in the Tombstone region of Arizona.

At January 31, 2023, we held 31 Arizona State Land Department Mineral Exploration Permits covering 12,878.18 acres in the Tombstone region of Arizona.

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous conveyance history characteristic of many mineral properties.

All of the Company’s claims for mineral properties are in good standing as of January 31, 2023.

NOTE 5 – Property and equipment

The balances of our major classes of depreciable assets and useful lives are:

	January 31, 2023	January 31, 2022
Geology equipment (3 to 7 years)	$89,420	$315,052
Vehicles and transportation equipment (5 years)	37,592	48,592
Office furniture and equipment (3 to 7 years)	2,140	71,584
	129,152	435,228
Less: accumulated depreciation	(107,264)	(407,506)
	$21,888	$27,722

F-11

During the year ended January 31, 2023, the Company wrote off $265,403 of property and equipment and sold $40,673 of equipment. The Company recognized a gain of $5,000 on the sale of property. Depreciation expense was $5,834 for the years ended January 31, 2023 and 2022.

NOTE 6 – Long-term debt and convertible promissory notes

Following is a summary of convertible promissory notes:

	January 31, 2023	January 31, 2022

8% convertible note payable issued October 2021, due October 2022	$–	$69,300
8% convertible note payable issued November 2021, due November 2022	–	69,000
8% convertible note payable issued December 2021, due December 2022	–	63,000
8% convertible note payable issued February 2022, due February 2023	–	–
8% convertible note payable issued July 2022, due July 2023	30,138	–
8% convertible note payable issued October 2022, due October 2023	45,138	-
8% convertible note payable issued November 2022, due November 2023	51,108	–
	126,384	201,300
Less debt discount	(33,760)	(20,178)
Less current portion of convertible notes	(92,624)	(181,122)
Long-term convertible notes payable	$-	$-

On October 28, 2020, we received net proceeds of $82,000 from the issuance of a convertible note dated October 20, 2020 (the “October 2020 Note”). The note bears interest at 8%, includes OID of $8,500 and legal and due diligence fees of $3,000, matures on September 1, 2021, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2022, the noteholder converted a total of $96,900 of the note for 132,353 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2022.

On April 26, 2021, we received net proceeds of $60,000 from the issuance of a convertible note dated April 23, 2021 (the “April 2021 Note”). The note bears interest at 8%, includes legal and due diligence fees of $3,000, matures on April 23, 2022, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2022, the noteholder converted a total of $65,520 of the note for 161,190 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2022.

On May 11, 2021, we issued a convertible note in the aggregate principal amount of $53,000 (the “May 2021 Note”). The note bears interest at 8%, includes legal and due diligence fees of $3,000, matures on May 11, 2022, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2022, the noteholder converted a total of $55,120 of the note for 242,025 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2022.

On October 8, 2021, we issued a convertible promissory note in the aggregate principal amount of $69,300 (the “October 2021 Note”). The note bears interest at 8%, includes legal and due diligence fees of $3,000, with a 10% Original Issue Discount, matures on October 8, 2022, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2023, the noteholder converted a total of $69,300 of the note for 242,690 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2023.

F-12

On November 15, 2021, the Company entered into a convertible promissory note with Sixth Street Lending LLC. (“Sixth Street”) in the aggregate principal amount of $60,500 (the “November 2021 Note”). The note bears interest at 8%, with an Original Issue Discount of $8,500, matures on November 15, 2022, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2023, the noteholder converted a total of $69,000 of the note for 261,437 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2023.

On December 21, 2021, the Company entered into a convertible promissory note with Sixth Street in the aggregate principal amount of $55,000 (the “December 2021 Note”). The note bears interest at 8%, with an Original Issue Discount of $8,000, matures on December 21, 2022, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2023, the noteholder converted a total of $63,000 of the note for 317,530 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2023.

On February 7, 2022, the Company entered into a convertible promissory note with 1800 Diagonal Lending (formerly known as Sixth Street Lending LLC) in the aggregate principal amount of $74,800 (the “February 2022 Note”). The note bears interest at 8%, with an Original Issue Discount of $9,800, matures on February 7, 2023, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2023, the noteholder converted a total of $74,800 of the note for 639,517 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2023.

On April 25, 2022, the Company entered into a convertible promissory note with 1800 Diagonal Lending (formerly known as Sixth Street Lending LLC) in the aggregate principal amount of $71,500 (the “April 2022 Note”). The note bears interest at 8%, with an Original Issue Discount of $9,500, matures on April 25, 2023, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2023, the noteholder converted a total of $71,500 of the note for 758,524 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2023.

On July 14, 2022, the Company entered into a convertible promissory note with 1800 Diagonal Lending LLC in the aggregate principal amount of $45,138 (the “July 2022 Note”). The note bears interest at 8%, with an Original Issue Discount of $10,138, matures on July 14, 2023, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2023, the noteholder converted a total of $15,000 of the note for 205,198 shares of the Company’s common stock, leaving a balance of $30,138 as of January 31, 2023.

On October 3, 2022, the Company entered into a convertible promissory note with 1800 Diagonal Lending LLC in the aggregate principal amount of $45,138 (the “October 2022 Note”). The note bears interest at 8%, with an Original Issue Discount of $10,138, matures on October 3, 2023, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion.

On November 23, 2022, the Company entered into a convertible promissory note with 1800 Diagonal Lending LLC in the aggregate principal amount of $51,108 (the “November 2022 Note”). The note bears interest at 8%, with an Original Issue Discount of $11,219, matures on November 23, 2023, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion.

F-13

Notes Payable – SBA

On June 22, 2020, the Company received loan proceeds of $32,300 (net of $100 loan fee) under the SBA’s Economic Injury Disaster Loan program (“EIDL”). The EIDL loan, dated June 16, 2020, bears interest at 3.75%, has a 30-year term, is secured by substantially all assets of the Company, and is due in monthly installments of $158 beginning June 16, 2021 (extended to June 18, 2023).

On February 16, 2021, the Company received loan proceeds of $32,497 under the Payroll Protection Program (“PPP”). The PPP loan bears interest at 1%, has a 5-year term, and is due in equal monthly installments beginning December 16, 2021 (extended to June 16, 2022). This loan was forgiven in full in March 2022. In March 2022, the Company’s SBA PPP loan was forgiven in full resulting in a gain on forgiveness of debt of $32,497 of principal and $354 of interest.

The note principal balance of totaled $32,400, with accrued interest of $2,833 and is included in long-term debt as of January 31, 2023.

Notes Payable

In April 2022, the Company entered into a Premium Finance Agreement related to an insurance policy. The policy premiums total $33,400 for a one year policy period. The Company financed $24,750 of the policy over a nine month period. The monthly payments under the agreement are due in nine installments of $2,871, at an annual interest rate of 10.45%. As of January 31, 2023, the note balance was $2,754.

NOTE 7 – Derivative Liabilities

The embedded conversion feature in the convertible debt instruments that the Company issued (See Note 6), that became convertible during the years ended January 31, 2023 and 2022, qualified it as a derivative instrument since the number of shares issuable under the note is indeterminate based on guidance in ASC 815, “Derivatives and Hedging”. This convertible note tainted all other equity linked instruments including outstanding warrants and fixed rate convertible debt on the date that the instrument became convertible.

The valuation of the derivative liability of the warrants was determined through the use of a Monte Carlo options model that values the liability of the warrants based on a risk-neutral valuation where the price of the option is its discounted expected value. The technique applied generates a large number of possible (but random) price paths for the underlying common stock via simulation, and then calculates the associated exercise value (i.e. “payoff”) of the option for each path. These payoffs are then averaged and discounted to a current valuation date resulting in the fair value of the option.

The valuation of the derivative liability attached to the convertible debt was arrived at through the use of a Monte Carlo model that values the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash, stock, or warrants) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and elastic volatility (increasing as stock price decreases). The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of the derivative is derived from path dependent scenarios and outcomes. The features in the notes that were analyzed and incorporated into the model included the conversion features with the reset provisions, the call/redemption/prepayment options, and the default provisions. Based on these features, there are six primary events that can occur; payments are made in cash; payments are made with stock; the note holder converts upon receiving a redemption notice; the note holder converts the note; the issuer redeems the note; or the Company defaults on the note. The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, conversion price, etc.). Probabilities were assigned to each variable such as redemption likelihood, default likelihood, and timing and pricing of reset events over the remaining term of the notes based on management projections. This led to a cash flow simulation over the life of the note. A discounted cash flow for each simulation was completed, and it was compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liability.

F-14

Key inputs and assumptions used to value the convertible note when it became convertible and upon settlement, and warrants upon tainting, were as follows:

●	The stock projections are based on the historical volatilities for each date. These volatilities were in the 80.8% to 164.0% range. The stock price projection was modeled such that it follows a geometric Brownian motion with constant drift and a constant volatility, starting with the market stock price at each valuation date;

●	An event of default would not occur during the remaining term of the note;

●	Conversion of the notes to stock would be completed monthly after any holding period and would be limited based on: 5% of the last 6 months average trading volume and the ownership limit identified in the contract assuming the underlying number of common shares increases at 1% per month.

●	The effective discount was determined based on the historical trading history of the Company based on the specific pricing mechanism in each note;

●	The Company would not have funds available to redeem the notes during the remaining term of the convertible notes;

●	Discount rates were based on risk free rates in effect based on the remaining term and date of each valuation and instrument.

●	The Holder would exercise the warrant at maturity if the stock price was above the exercise price;

●	The Holder would exercise the warrant after any holding period prior to maturity at target prices starting at 2 times the exercise price for the Warrants or higher subject to monthly limits of: 5% of the last 6 months average trading volume increasing by 1% per month and the ownership limit identified in the contract assuming the underlying number of common shares increases at 1% per month.

Using the results from the model, the Company recorded a derivative liability during the year ended January 31, 2023 of $734,294 for newly granted and existing warrants (see Note 10) that were tainted and a derivative liability of $172,393 for the fair value of the convertible feature included in the Company’s convertible debt instruments. The derivative liability recorded for the convertible feature created a “day 1” derivative loss of $0 and a debt discount of $192,482 that was amortized over the remaining term of the note using the effective interest rate method. Interest expense related to the amortization of this debt discount for the year ended January 31, 2023, was $229,698. The remaining unamortized debt discount related to the derivative liability was $13,439 as of January 31, 2023.

During the year ended January 31, 2023, the Company recorded a reclassification from derivative liabilities to equity of $734,294 for warrants becoming untainted and $144,464 due to the conversions of a portion of the Company’s convertible notes. The Company also recorded the change in the fair value of the derivative liabilities as a gain of $609,622 to reflect the value of the derivative liabilities for warrants and convertible notes as of January 31, 2023.

Using the results from the model, the Company recorded a derivative liability during the year ended January 31, 2022 of $734,070 for newly granted and existing warrants that were tainted and a derivative liability of $78,165 for the fair value of the convertible feature included in the Company’s convertible debt instruments. The derivative liability recorded for the convertible feature created a “day 1” derivative loss of $0 and a debt discount of $78,165 that was amortized over the remaining term of the note using the effective interest rate method. Interest expense related to the amortization of this debt discount for the year ended January 31, 2022 was $78,165. The remaining unamortized debt discount related to the derivative liability was $0 as the notes were fully converted by January 31, 2022.

During the year ended January 31, 2022, the Company recorded a reclassification from derivative liability to equity of $734,070 for warrants becoming untainted and $585,957 due to the conversions of a portion of the Company’s convertible notes.

F-15

The Company also recorded the change in the fair value of the derivative liability as a gain of $609,622 and $226,278, respectively, to reflect the value of the derivative liability for warrants and convertible notes as of January 31, 2023 and 2022, respectively. The Company did not have a derivative liability as of January 31, 2022 since none of the outstanding notes remained convertible at the end of the periods and consequently the outstanding warrants were no longer tainted.

The following table sets forth a reconciliation of changes in the fair value of the Company’s derivative liability:

	Year Ended January 31,
	2023	2022
Beginning balance	$-	$-
Total gains	(609,622)	(226,278)
Settlements	(144,764)	(585,957)
Additions recognized as debt discount	192,485	78,165
Additions due to tainted warrants	734,294	734,070
Ending balance	$172,393	$-

Change in unrealized gains included in earnings relating to derivatives	$(609,622)	$(226,278)

NOTE 8 – Common stock

Common Stock

Our undesignated common shares are all of the same class, are voting and entitle stockholders to receive dividends as defined. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends that may be declared.

Class A Common Stock has super majority voting rights with the holder of each outstanding share of Class A Common Stock being entitled to 200 votes per share on all such matters, including, but not limited to, election of the Board of Directors.

On October 27, 2022, the registrant amended its articles of incorporation. The articles of incorporation were amended for the purposes of increasing the authorized shares of the registrant from 25,000,000 shares to 75,000,000 shares consisting of 74,500,000 shares of $0.00001 par value Common Stock and 500,000 shares of $0.00001 par value Class A Common Stock.

F-16

Common Stock Issued During the Year Ended January 31, 2023

During the year ended January 31, 2023, the Company issued a total of 2,424,896 shares of our common stock for conversions of $362,600 in principal and $12,040 of interest on convertible notes payable at exercise prices ranging from $0.018 to $0.3207.

On May 19, 2022, the Company sold 13,298 units at a price of $0.376 per unit to an accredited investor for proceeds of $5,000. Each unit consists of 1 share of our common stock and 0.50 warrants. The warrants have a relative fair value of $1,372. Each warrant allows the holder to purchase one share of our common stock at a price of $0.376 per share at any time on or before May 16, 2025.

On July 1, 2022, the Company entered into a stock compensation and subscription agreement with Dutchess Group LLC. Per the agreement, Dutchess Group will provide services to the Company and will be issued 500,000 shares of the Company’s common stock. During the nine months ended October 31, 2022, the Company issued 500,000 shares of common stock valued at $160,000.

Common Stock Issued During the Year Ended January 31, 2022

During the year ended January 31, 2022, the Company issued a total of 535,568 shares of our common stock for conversions of $217,540 of convertible notes payable and accrued interest at exercise prices ranging from $0.202 to $0.797.

On March 5, 2021, the Company issued 6,000 shares of its common stock to an accredited investor for the exercise of warrants for proceeds of $2,100, or $0.35 per common share.

On March 26, 2021, the Company issued 17,006 shares of its common stock and 8,503 warrants to our CEO for gross proceeds of $20,000, for $1.176 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.646.

In March 2021, the Company issued 49,412 shares of its common stock and 24,706 warrants to our CEO for gross proceeds of $55,000 for $1.113 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.558.

On April 2, 2021, the Company issued 9,818 shares of its common stock and 4,909 warrants to an accredited investor for gross proceeds of $10,000, or $1.019 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.426.

On April 30, 2021, the Company received proceeds of $20,000 from an investor for the purchase of 19,268 shares of its common stock and 9,634 warrants, at a price of $1.038 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $1.453.

In October 2021, the Company issued 60,887 shares of its common stock and 30,444 warrants to a director for gross proceeds of $35,000, for $0.575 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $0.805.

In October 2021, the Company issued 25,986 shares of its common stock and 12,993 warrants to a director for gross proceeds of $15,000, for $0.577 per unit. The warrants have a three-year term and are exercisable at any time at an exercise price of $0.808.

F-17

Purchase Agreement with Triton Funds LP

On August 20, 2021, the Company executed a $1,000,000 common stock purchase agreement (the “Purchase Agreement”) and a $1,000,000 warrant agreement (the “Warrant Agreement,” together “the Agreements”) with Triton Funds LP (“Triton”) of San Diego, California. Under the Common Stock Purchase Agreement, the Company has a “put” right pursuant to which it may require Triton to purchase a total of up to $1,000,000 of its common stock. The Company may exercise its put at any time after the Registration Statement to be filed with the U.S. Securities and Exchange Commission is declared effective and prior to December 31, 2022. It may require Triton to purchase not less than $25,000 or more than $250,000 per month of its common stock at a purchase price equal to 75% of the lowest daily volume-weighted average price of the Company’s common stock during the 5 business days immediately prior to the date of closing of each separate purchase installment. Under the Common Stock Purchase Warrant, Triton has the right for a period of 5 years to elect to purchase up to an additional $1,000,000 of shares of the Company’s common stock at a purchase price per share based upon an assumed $20,000,000 market capitalization of the Company’s outstanding shares from time to time.

The Registration Statement was declared effective by the Securities and Exchange Commission on September 13, 2021. On September 14, 2021, the Company issued a total of 490,196 shares of its common stock under the Purchase Agreement at an aggregate price of $132,374 received in November 2021, or approximately $0.27 per share (adjusted from original estimate of $0.51 per share due to change in market price at closing).

On July 7, 2022, the Company issued 1,109,804 shares of its common stock under the Purchase Agreement and recorded a subscription receivable of $187,030, or $0.1685 per share. The subscription receivable was collected in full on August 3, 2022.

On January 31, 2023, the Company issued 320,000 shares of its common stock under the Purchase Agreement and recorded a subscription receivable of $16,368, or $0.0512 per share. The subscription receivable was collected in full on February 22, 2023.

NOTE 9 – Share-based compensation

The 2010 Stock Option Plan was approved and adopted by the Board of Directors on August 10, 2010. The plan allows for up to 191,000 shares to be granted to key employees and non-employee consultants after specific objectives are met. The 2007 Stock Option Plan was approved and adopted by the Board of Directors on December 10, 2007. The plan allows for up to 5,000 shares to be granted to key employees and non-employee consultants after specific objectives are met. The 2004 Stock Option Plan was approved and adopted by the Board of Directors on December 27, 2004. The plan allows for up to 1,925 shares to be granted to key employees and non-employee consultants after specific objectives are met. Employees can receive incentive stock options and non-qualified stock options while non-employee consultants can receive only non-qualified stock options. The options granted vest under various provisions using graded vesting, not to exceed four years. The options granted have a term not to exceed ten years from the date of grant or five years for options granted to more than 10% stockholders. The option price set by the Plan Administration shall not be less than the fair market value per share of the common stock on the grant date or 110% of the fair market value per share of the common stock on the grant date for options granted to greater than 10% stockholders. Options remaining available for grant under the 2010. The following tables summarize the Company’s stock option activity during the years ended January 31, 2023 and 2022:

	Number of options	Weighted average exercise price	Weighted average remaining life (years)	Aggregate intrinsic value
Outstanding, January 31, 2021	146,000	$3.019	7.61	$-

Granted	-	-
Cancelled and/or forfeited	(750)	13.500
Exercised	-	-
Outstanding, January 31, 2022	145,250	$2.965	6.65	$-

Granted	987,760	2.18
Cancelled and/or forfeited	(145,250)	2.97
Exercised	(674,000)	0.15
Outstanding, January 31, 2023	313,760	$6.53	13.69	$-

Exercisable, January 31, 2023	313,760	$6.53	13.69	$-

F-18

The aggregate intrinsic value is calculated based on the stock price of $0.119 and $0.385 per share as of January 31, 2023 and 2022, respectively.

During the years ended January 31, 2023 and 2022, we recognized $100,482 and $0 of compensation expense related to incentive and non-qualified stock options previously granted to officers, employees and consultants.

At January 31, 2022, there was $0 of unrecognized share-based compensation for all share-based awards outstanding.

On April 22, 2022, the Company reached terms of settlement of the litigation Case No. C20194139, involving our former CEO, James Briscoe (see Note 13). As part of the terms of settlement, the Company will reinstate Mr. Briscoe’s stock options that expired following his resignation from the Board. This reinstatement will be on the same terms as originally issued, as evidenced in the August 10, 2010, Stock Option Agreement and October 11, 2016, Stock Option Agreement, each as adjusted for the February 25, 2021, reverse stock split, and pursuant to the Company’s 2010 Stock Option Plan, except for the option exercise window, which will be expanded to 30 years. A total of 118,760 stock options were reinstated for Mr. Briscoe, which is comprised of 105,000 options with an exercise price of $19.00 and 13,760 options with an exercise price of $1.50. The total fair value of these option grants at issuance was $44,706.

On June 21, 2022, the Company entered into an agreement with an advisor to advise its executive management on strategic partnerships, investments, and other undertakings of material value to the Company. As compensation, the Company will grant the advisor monthly stock options of 20,000 for a term of three months. The options have a strike price equal to the closing price per share on the day the options are issued and expire in one year. During the year ended January 31, 2023, the Company granted 120,000 options to consultants. The exercise price of the options ranges from $0.1069 to $0.30. The total fair value of these option grants at issuance was $11,317. During the year ended January 31, 2023, the Company recognized $9,036 of expenses related to these options. At January 31, 2023, the Company had $2,281 of unrecognized expenses related to outstanding options.

NOTE 10 – Warrants

As of January 31, 2023, there were 2,256,070 warrants outstanding and 1,748,538 warrants exercisable. The warrants have a weighted average remaining life of 2.47 years and a weighted average exercise price of $0.82 per warrant for one common share. Warrants outstanding at January 31, 2023 and 2022 are as follows:

	Number of warrants	Weighted average exercise price per share

Outstanding, January 31, 2021	400,166	2.155
Issued	1,770,051	0.522
Expired	-	-
Exercised	(6,000)	2.100
Outstanding, January 31, 2022	2,164,217	1.177
Issued	91,853	0.20
Expired	-	-
Exercised	-	-
Outstanding, January 31, 2023	2,256,070	1.08

Exercisable, January 31, 2023	1,748,538	0.82

F-19

The weighted average intrinsic value for warrants outstanding was $0 and $10,012 as of January 31, 2023 and 2022, respectively.

During the year ended January 31, 2023, the Company issued 6,649 warrants to investors as part of their purchase of common stock. The warrants have a three-year term and are exercisable at any time at exercise prices of $0.53.

During the year ended January 31, 2022, the Company issued 98,552 warrants to investors as part of their purchase of common stock. The warrants have a three-year term and are exercisable at any time at exercise prices ranging from $0.805 to $1.646. Additionally, on August 20, 2021, the Company issued 507,532 five-year warrants to purchase up to $1,000,000 of common stock under a Common Stock Purchase Warrant with Triton Funds LP (see Note 8).

Extension of Expiration Date

Effective June 17, 2021, the Company extended all warrants issued by the Company which expired or will expire during the year 2021. These warrants are extended for an additional three years. All other terms of the warrants remain unchanged, including application of the reverse split effective on February 25, 2021.

As of May 18, 2022, the Company extended all warrants issued by the Company which expired or will expire during the year 2022. These warrants are extended for an additional three years. All other terms of the warrants remain unchanged, fully considering the reverse split effective on February 25, 2021, which applied equivalently to price and number of shares for all warrants.

NOTE 11 – Income taxes

As of January 31, our deferred tax asset is as follows:

	January 31, 2023	January 31, 2022
Deferred Tax Assets	$6,712,000	$6,872,000
Less Valuation Allowance	(6,712,000)	(6,872,000)
	$-	$-

Management has elected to provide a deferred tax asset valuation allowance equal to the potential benefit due to our history of losses. If we demonstrate the ability to generate future taxable income, management will re-evaluate the allowance. The decrease of $160,000 during the year ended January 31, 2023, primarily represents the increase in net operating loss carry-forwards during the period offset against the valuation allowance. As of January 31, 2023, our estimated net operating loss carry-forward is approximately $32 million and expires beginning in 2026 through 2038, with no expiration date for our 2019 through 2023 net operating losses under the Tax Cuts and Jobs Act.

Deferred tax assets were calculated using the Company’s effective tax rate, which it estimated to be 21%. The effective rate is reduced to 0% for 2023 and 2022 due to the full valuation allowance on its net deferred tax assets.

We have identified our federal and Arizona state tax returns as “major” tax jurisdictions. The periods our income tax returns are subject to examination for these jurisdictions are the tax years ended January 31, 2019 through January 31, 2022. We believe our income tax filing positions and deductions will be sustained on audit, and we do not anticipate any adjustments that would result in a material change to our financial position. Therefore, no liabilities for uncertain income tax positions have been recorded.

Internal Revenue Code Section 382 limits the ability to utilize net operating losses if a 50% change in ownership occurs over a three-year period. Such limitation of the net operating losses may have occurred but we have not analyzed it at this time as the deferred tax asset is fully reserved. We have federal and state net operating loss carry-forwards that are available to offset future taxable income.

F-20

NOTE 12 – Related party transactions

Our CEO, Brett Gross, was elected as President and Chief Executive Officer on December 7, 2018 and received no compensation for these services during the years ended January 31, 2023 and 2022.

Accrued Wages and Vacation

As of January 31, 2023, and 2022, we had a balance of accrued unpaid wages and vacation of $66,205 and $65,807 to Patricia Madaris, VP Finance & CFO, respectively.

Note payable

On January 31, 2023, the Company entered into a promissory note with Brett Gross for $50,000 and received cash proceeds. The note bears interest at 10% and matures on January 31, 2024.

Advances

During the year ended January 31, 2023, CEO, Brett Gross advanced the Company $12,500 in cash and paid $4,446 of expenses on the Company’s behalf and was repaid $16,946. Additionally, during the year ended January 31, 2023, board members advanced $7,050 to the Company and the Company repaid $2,050 of advances and issued shares to settle the remaining $5,000 of related party advances. The advances are unsecured, non-interest bearing and payable on demand. As of January 31, 2023 and 2022, there were $5,000 and $0 outstanding advances from related parties, respectively.

During the year ended January 31, 2023, the Chairman of the Board, Pete O’Heeron advanced the Company $5,000 and paid $13,650 of expense on the Company behalf. The Company settled a $5,000 advance and $13,650 of expenses paid on the Company’s behalf from a related party for the issuance of 85,204 units at a price range of $0.103 to $0.187 per unit. Each unit consists of 1 share of our common stock and 0.50 warrants. The warrants have a fair value of $9,167 and each warrant allows the holder to purchase one share of our common stock at a price range of $0.144 to $0.262 per share. The warrants expire three years from the date of issuance.

On January 30, 2023, the Company issued 23,812 units to the Chairman of the Board for $3,000 in cash proceeds. Each unit consists of 1 share of our common stock and 0.50 warrants. Each warrant allows the holder to purchase one share of our common stock at a price of $0.176 per share. The warrants expire three years from the date of issuance.

Other

On September 26, 2022, the Company granted 75,000 options to a board member. The options expire ten years following issuance and have an exercise price of $0.15. The options vested monthly over a one-year service period and have a total fair value of $6,302.

On September 29, 2022, the Company granted 674,000 options to employees. The options expire ten years following issuance and have an exercise price of $0.15. The options vested upon issuance and have a total fair value of $104,226. On the same day, the Company issued note agreements to the employees totaling $101,100 and the employees exercised the 674,000 options. The notes bear interest of 3.15% per annum, are due on September 30, 2027 and were recorded as a subscription receivable. As of January 31, 2023, the subscription receivable was $101,100, with interest of $708.

Effective January 5, 2022, the Company entered into Debt Conversion Agreements with Brett Gross, President & CEO, and Peter O’Heeron, Chairman of the Board, pursuant to which each of them agreed to convert their outstanding shareholder advances and loans to the Company into Company securities consisting of shares of common stock and warrants. Mr. Gross converted shareholder advances and loans to the Company totaling $375,357 and Mr. O’Heeron converted shareholder advances and loans totaling $250,830. Upon conversion, the Company debts represented by such shareholder advances and loans were deemed to be satisfied and paid in full.

The debt conversions described above were completed pursuant to, and in accordance with the terms of the Company’s current private placement offering. Accordingly, the Company issued units consisting of one share of common stock and ½ warrant to complete the conversion. The shares were issued at a price of $0.269 per share, which is the Volume Weighted Average Price (“VWAP”) for the 4 days immediately preceding the effective date of the conversion. The warrants are exercisable for up to three years at a price of $0.377 per share, which is 140% higher than the price at which the shares were issued. A total of 1,395,379 shares and 697,690 warrants were issued to Mr. Gross and a total of 932,454 shares and 466,227 warrants were issued to Mr. O’Heeron. The shares and warrants issued to Mr. Gross and Mr. O’Heeron are restricted securities as defined in Rule 144.

F-21

NOTE 13 – Commitments and Contingencies

We currently rent a storage space for $105 per month in Tombstone, Arizona on a month-to-month basis.

We are required to pay annual rentals for Liberty Star’s federal lode mining claims for the Tombstone project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rentals are $165 per claim. The rentals due by September 1, 2023 for the period from September 1, 2023 through September 1, 2024 of $15,345 have not been paid yet, but we plan to pay when due.

We are required to pay annual rentals for our Arizona State Land Department Mineral Exploration Permits (“AZ MEP”) at our Tombstone Hay Mountain project in the State of Arizona. AZ MEP permits cost $500 per permit per year in non-refundable filing fees and are valid for 1 year and renewable for up to 5 years. The rental fee is $2.00 per acre for the first year, which includes the second year, and $1.00 per acre per year for years three through five. The minimum work expenditure requirements are $10 per acre per year for years one and two and $20 per acre per year for years three through five. If the minimum work expenditure requirement is not met the applicant can pay the equal amount in fees to the Arizona State Land Department to keep the AZ MEP permits current. The rental period begins on the date of acceptance for each permit. Rental payments are due by the first day of the rental period. We hold AZ MEP permits for 12,878.18 acres at our Tombstone project. We paid filing and rental fees for our AZ MEP’s before their respective due dates in the amount of $29,308.49.

Legal Matter

On August 22, 2019 (and amended on December 23, 2019), the Company filed a complaint with the Superior Court of Arizona (Case No. C20194139), demanding the titles and possession of certain vehicles and equipment of the Company from our former CEO, as well as seeking recovery of damages from the former CEO in an amount of not less than $50,000. None of the vehicles and equipment, individually or in total, have any material net book value (being fully depreciated) as of January 31, 2023 and 2022.

On February 18, 2020, our former CEO and his spouse (the “Counterclaimants”) filed a First Amended Answer: First Amended Complaint and Counterclaim with the Superior Court of Arizona seeking dismissal of the Company’s complaint and reimbursement of Counterclaimants’ attorney fees incurred related to the matter. Additionally, the counterclaim alleges breach of contract by the Company and requests reimbursement of amounts loaned to the Company by our former CEO and his spouse, along with reimbursement of attorney fees. The Company believes these counterclaims are without merit and will aggressively defend them and believes no unfavorable outcome or material effect on our consolidated financial statements will result.

On April 22, 2022, the Company reached terms of settlement of the litigation Case No. C20194139, involving J. Briscoe, previously filed in the Superior Court of Arizona. Effective April 22, 2022, the Company’s board of directors voted on, accepted and the settlement is now hereby approved, ratified, and confirmed.

A summary of the terms of that settlement is as follows:

●	Mr. Briscoe dropped his demand for “accrued wages” (see Note 12).
●	Mr. Briscoe dropped his claim for payment of his credit card debt (see Note 4). These balances were included in accounts payable and accrued liabilities on the consolidated balance sheet in prior period.
●	Mr. Briscoe dropped all other claims and waived and releases all claims, known or unknown.
●	Mr. Briscoe returned title and possession of all the vehicles that he previously transferred to his name. Mr. Briscoe to also return to the Company all Company property identified in our First Amended Complaint.
●	The Company reinstated Mr. Briscoe’s stock options that expired following his resignation from the Board. This reinstatement was on the same terms as originally issued, as evidenced in the August 10, 2010, Stock Option Agreement and October 11, 2016, Stock Option Agreement, each as adjusted for the February 25, 2021, reverse stock split, and pursuant to the Company’s 2010 Stock Option Plan, except for the option exercise window, which was expanded to 30 years (see Note 9).
●	The Company is paying Mr. Briscoe a sum of $29,627 in 15 equal monthly installments reflected in accounts payable and accrued liabilities on the accompanying consolidated balance sheets.
●	Both parties agreed to a non-disparagement clause that expressly establishes prior consent to the Pima County Court’s jurisdiction for issuance of mandatory injunctive relief if an aggrieved Party reasonably believes this clause has been violated by the other Party whether such violation is done directly by the violating Party or via proxy.

F-22

In connection with the settlement, we wrote off $1,072,667 of liabilities in exchange for $29,677 of new debt and the issuance of options with a fair value of $44,707, resulting in a gain of $998,284.

NOTE 14 – Subsequent events

Amendments to Articles of Incorporation

On February 6, 2023, the Company, filed a Certificate of Amendment with the Secretary of State of Nevada for the purpose of amending its Articles of Incorporation to increase authorized number of the Company’s Class A Common Stock, par value $0.00001 per share (the “Class A Shares”) by 300,000.

Extension of Expiration Date

Effective February 6, 2023, the Company extended all warrants issued by the Company which expired or will expire during the year 2023. These warrants are extended for an additional three years.

Securities Purchase Agreements

On February 3, 2023, the Company entered into a Securities Purchase Agreement (the “February 2023 Securities Purchase Agreement”) with 1800 Diagonal Lending LLC. (“1800 Diagonal”). Pursuant to the terms of the February 2023 Securities Purchase Agreement, the Company agreed to issue a convertible promissory note (the “February 2023 Note”) to 1800 Diagonal in the aggregate principal amount of $48,675. Effective February 2, 2023, the Company issued the February 2023 Note to 1800 Diagonal consistent with the terms of the February 2023 Securities Purchase Agreement. The February 2023 Note bears interest at 8%, with a 10% Original Issue Discount and matures on February 2, 2024. Pursuant to the terms of the February 2023 Note, the outstanding principal and accrued interest on the note shall be convertible into shares of the Company’s common stock as set forth therein.

On March 27, 2023, the Company entered into a Securities Purchase Agreement (the “March 2023 Securities Purchase Agreement”) with 1800 Diagonal. Pursuant to the terms of the March 2023 Securities Purchase Agreement, the Company agreed to issue a convertible promissory note (the “March 2023Note”) to 1800 Diagonal in the aggregate principal amount of $48,625. Effective March 24, 2023, the Company issued the March 2023 Note to 1800 Diagonal consistent with the terms of the March 2023 Securities Purchase Agreement. The March 2023 Note bears interest at 8%, with a 9% Original Issue Discount and matures on March 24, 2023. Pursuant to the terms of the March 2023 Note, the outstanding principal and accrued interest on the note shall be convertible into shares of the Company’s common stock as set forth therein.

Loan agreement with related party

On March 14, 2023, the Company entered into a secured note in the principal amount of $16,750, with the Company’s CEO. The notes bear interest at 3.15% and matures on March 15, 2028. The Company issued 250,000 shares of common stock as collateral on the note.

Shares Issued for Conversion of Notes

On February 7, 2023, the Company issued a total of 169,875 shares of our common stock for conversions of $15,000 in principal for the July 2022 Note at the exercise price of $0.0883.

On February 13, 2023, the Company issued a total of 190,800 shares of our common stock for conversions of $15,138 in principal and $1,806 of accrued interest for the July 2022 Note at the exercise price of $0.0888.

On April 3, 2023, the Company issued a total of 272,109 shares of our common stock for conversions of $12,000 in principal for the September 2022 Note at the exercise price of $0.0441.

On April 17, 2023, the Company issued a total of 252,632 shares of our common stock for conversions of $12,000 in principal for the September 2022 Note at the exercise price of $0.0475.

On April 28, 2023, the Company issued a total of 365,854 shares of our common stock for conversions of $15,000 in principal for the September 2022 Note at the exercise price of $0.0410.

Other

On May 8, 2023, the Company entered into a one year service agreement with a multimedia news organization and events management firm. Per the agreement, the Company will compensate the multimedia news organization and events management firm $45,000 for their services.

F-23

Liberty Star Uranium & Metals Corp.

Consolidated Balance Sheets

(Unaudited)

	October 31,	January 31,
	2023	2023

Assets

Current assets:
Cash and cash equivalents	$721,737	$32,616
Prepaid expenses and other current assets	22,846	6,540
Total current assets	744,583	39,156

Noncurrent assets:
Property and equipment, net	19,262	21,888
Total noncurrent assets	19,262	21,888

Total assets	$763,845	$61,044

Liabilities and Stockholders’ Equity (Deficit)

Current:
Accounts payable and accrued liabilities	$209,113	$218,954
Accrued expenses to related party	81,688	66,205
Advances	17,092	-
Advances from related party	9,520	5,000
Note payable	8,546	2,754
Notes payable to related party	76,828	50,000
Convertible promissory note, net of unamortized debt discount of $0 and $33,760	-	92,624
Current portion of long-term debt - SBA	2,041	1,782
Derivative liability	-	172,393
Total current liabilities	404,828	609,712

Long-term:
Long-term debt - SBA, net of current portion	30,359	30,618
Total long-term liabilities	30,359	30,618

Total liabilities	435,187	640,330

Commitments and Contingencies (Note 10)

Stockholders’ equity (deficit):
Class A common stock - $.00001 par value; 500,000 authorized; 250,000 and 102,000 shares issued and outstanding	3	1
Common stock - $.00001 par value; 74,500,000 authorized; 49,813,861 and 18,671,159 shares issued and outstanding, respectively	498	186
Additional paid-in capital	58,423,801	56,941,222
Subscription receivable	(117,850)	(117,468)
Accumulated deficit	(57,977,794)	(57,403,227)
Total stockholders’ equity (deficit)	328,658	(579,286)

Total liabilities and stockholders’ equity (deficit)	$763,845	$61,044

The accompanying notes are an integral part of the unaudited consolidated financial statements

F-24

Liberty Star Uranium & Metals Corp.

Consolidated Statements of Operations

(Unaudited)

	For the three months ended		For the nine months ended
	October 31		October 31
	2023	2022	2023	2022

Revenues	$-	$-	$-	$-
Expenses:
Geological and geophysical costs	112,104	31,659	125,792	69,165
Salaries and benefits	55,737	43,169	152,419	127,919
Professional services	33,904	41,120	121,437	139,091
General and administrative	49,422	135,639	127,851	358,655
Net operating expenses	251,167	251,587	527,499	694,830
Loss from operations	(251,167)	(251,587)	(527,499)	(694,830)

Other income (expense):
Interest expense	(88,680)	(73,733)	(209,984)	(205,524)
Other income	1,126	283	2,365	283
Gain on forgiveness of SBA loan	-	-	-	32,851
Gain on disposal of fixed asset	-	5,000	-	5,000
Gain on settlement of debt	-	-	-	998,284
Gain on change in fair value of derivative liability	86,112	190,152	160,551	490,849
Total other income (expense), net	(1,442)	121,702	(47,068)	1,321,743
Net income (loss)	$(252,609)	$(129,885)	$(574,567)	$626,913

Net income (loss) per share of common stock - basic	$(0.01)	$(0.01)	$(0.02)	$0.04
Net income (loss) per share of common stock - diluted	$(0.01)	$(0.01)	$(0.02)	$0.04

Weighted average shares outstanding - basic	32,289,211	16,505,728	24,676,301	14,748,380
Weighted average shares outstanding - diluted	32,289,211	16,505,728	24,676,301	15,236,192

The accompanying notes are an integral part of the unaudited consolidated financial statements

F-25

Liberty Star Uranium & Metals Corp.

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the nine months ended October 31, 2023 and 2022

(Unaudited)

	Class A Common stock		Common stock		Subscription	Additional paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	(Deficit)

Balance, January 31, 2023	102,000	$1	18,671,159	$186	$(117,468)	$56,941,222	$(57,403,227)	$(579,286)
Receipt of subscription receivable	-	-	-	-	16,368	-	-	16,368
Cashless exercise of options	-	-	250,000	3	(16,750)	16,747	-	-
Shares issued for conversion of notes	-	-	1,251,270	13	-	70,930	-	70,943
Stock based compensation	-	-	-	-	-	19,265	-	19,265
Resolution of derivative liabilities due to debt conversions	-	-	-	-	-	43,931	-	43,931
Net loss for the three months ended April 30, 2023	-	-	-	-	-	-	(118,579)	(118,579)
Balance, April 30, 2023	102,000	1	20,172,429	202	(117,850)	57,092,095	(57,521,806)	(547,358)
Issuance of common stock and warrants in private placement	-	-	3,542,778	35	-	159,965	-	160,000
Shares issued for conversion of notes	-	-	1,690,073	17	-	61,078	-	61,095
Stock based compensation	-	-	978,300	10	-	24,354	-	24,364
Resolution of derivative liabilities due to debt conversions and untainted warrants	-	-	-	-	-	125,520	-	125,520
Net loss for the three months ended July 31, 2023	-	-	-	-	-	-	(203,379)	(203,379)
Balance, July 31, 2023	102,000	1	26,383,580	264	(117,850)	57,463,012	(57,725,185)	(379,758)
Issuance of common stock and warrants in private placement	398,000	4	20,454,707	205	-	851,201	-	851,410
Shares issued for conversion of notes	-	-	2,725,574	27	-	101,215	-	101,242
Shares exchanged	(250,000)	(2)	250,000	2	-	-	-	-
Stock based compensation	-	-	-	-	-	19,614	-	19,614
Resolution of derivative liabilities due to debt conversions and untainted warrants	-	-	-	-	-	(11,241)	-	(11,241)
Net loss for the three months ended October 31, 2023	-	-	-	-	-	-	(252,609)	(252,609)
Balance, October 31, 2023	250,000	$3	49,813,861	$498	$(117,850)	$58,423,801	$(57,977,794)	$328,658

Balance, January 31, 2022	102,000	$1	13,458,752	$135	$-	$56,503,616	$(57,968,822)	$(1,465,070)
Shares issued for conversion of notes	-	-	144,304	1	-	44,999	-	45,000
Options issued related to settlement agreement	-	-	-	-	-	44,706	-	44,706
Reclass of APIC to derivative liabilities for tainted warrants	-	-	-	-	-	(731,226)	-	(731,226)
Resolution of derivative liabilities due to debt conversions	-	-	-	-	-	22,712	-	22,712
Net income for the three months ended April 30, 2022	-	-	-	-	-	-	811,838	811,838
Balance, April 30, 2022	102,000	1	13,603,056	136	-	55,884,807	(57,156,984)	(1,272,040)
Issuance of common stock and warrants in private placement and warrant exercises	-	-	13,298	-	-	5,000	-	5,000
Issuance of common shares for subscription receivable	-	-	1,109,804	11	-	187,019	-	187,030
Shares issued for conversion of notes	-	-	539,895	5	-	141,015	-	141,020
Stock based compensation	-	-	500,000	5	-	163,172	-	163,177
Reclass of APIC to derivative liabilities for tainted warrants	-	-	-	-	-	(1,855)	-	(1,855)
Resolution of derivative liabilities due to debt conversions	-	-	-	-	-	55,762	-	55,762
Net loss for the three months ended July 31, 2022	-	-	-	-	-	-	(55,040)	(55,040)
Balance, July 31, 2022	102,000	1	15,766,053	157	-	56,434,920	(57,212,024)	(776,946)
Issuance of common stock and warrants in private placement and warrant exercises	-	-	26,738	-	-	5,000	-	5,000
Shares issued for conversion of notes	-	-	904,961	9	-	114,511	-	114,520
Cashless exercise of options	-	-	674,000	7	(101,100)	101,093	-	-
Stock based compensation	-	-	-	-		104,226	-	104,226
Reclass of APIC to derivative liabilities for tainted warrants	-	-	-	-	-	(1,211)	-	(1,211)
Resolution of derivative liabilities due to debt conversions	-	-	-	-	-	39,858	-	39,858
Net loss for the three months ended October 31, 2022	-	-	-	-	-	-	(129,885)	(129,885)
Balance, October 31, 2022	102,000	$1	17,371,752	$173	$(101,100)	$56,798,397	$(57,341,909)	$(644,438)

The accompanying notes are an integral part of the unaudited consolidated financial statements

F-26

Liberty Star Uranium & Metals Corp.

Consolidated Statements of Cash Flows

(Unaudited)

	For the nine months ended
	October 31,
	2023	2022

Cash flows from operating activities:
Net income (loss)	$(574,567)	$626,913
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	4,534	4,375
Stock based compensation	63,243	267,403
Amortization of debt discounts	197,477	192,931
Gain loss on change in fair value of derivative liabilities	(160,551)	(490,849)
Gain on forgiveness of SBA loan	-	(32,851)
Gain on settlement of debt	-	(998,284)
Gain on disposal of fixed asset	-	(5,000)
Changes in assets and liabilities:
Prepaid expenses	8,544	23,620
Accounts payable and accrued expenses	37,017	(18,505)
Cash flows used in operating activities:	(424,303)	(430,247)

Cash flows from investing activities:
Proceeds from sale of equipment	-	5,000
Cash flows provided by investing activities:	-	5,000

Cash flows from financing activities:
Repayments of advances, related party	-	(18,996)
Proceeds from advances, related party	1,363	19,550
Proceeds from notes payable, related party	35,000	-
Payments on notes payable	(19,058)	(16,346)
Proceeds from convertible promissory notes	80,000	197,000
Proceeds from the issuance of common stock and warrants in private placement	999,751	192,030
Receipt of subscription receivable	16,368	-
Net cash provided by financing activities	1,113,424	373,238

Increase (decrease) in cash and cash equivalents	689,121	(52,009)
Cash and cash equivalents, beginning of period	32,616	102,741
Cash and cash equivalents, end of period	$721,737	$50,732

Supplemental disclosure of cash flow information:
Income tax paid	$-	$-
Interest paid	$1,999	$942

Supplemental disclosure of non-cash items:
Resolution of derivative liabilities due to debt conversions and untainted warrants	$156,309	$118,332
Reclass of APIC to derivative liabilities for tainted warrants	$1,901	$734,292
Debt discounts due to derivative liabilities	$146,368	$168,080
Common stock issued for conversion of debt and interest	$233,280	$300,540
Expenses paid by related party on behalf of the Company	$4,736	$4,446
Prepaid insurance financed with note payable	$24,850	$24,750
Shares issued for settlement of liability	$-	$5,000
Cashless exercise of warrants	$16,750	$101,100
Non-cash equipment addition	$1,908	$-
Non-cash payment on note payable, related party	$9,751	$-
Expenses paid on behalf of the Company	$17,092	$-

The accompanying notes are an integral part of the unaudited consolidated financial statements

F-27

LIBERTY STAR URANIUM & METALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – Basis of Presentation

The consolidated financial statements included herein have been prepared by Liberty Star Uranium & Metals Corp. (the “Company”, “we”, “our”) without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and should be read in conjunction with our annual report on Form 10-K for the year ended January 31, 2023 as filed with the SEC under the Securities and Exchange Act of 1934 (the “Exchange Act”) on May 16, 2023. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) have been omitted, as permitted by the SEC, although we believe the disclosures which are made are adequate to make the information presented not misleading. The consolidated financial statements reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly our financial position at October 31, 2023, and the results of our operations and cash flows for the periods presented.

Interim results are subject to significant seasonal variations and the results of operations for the three and nine months ended October 31, 2023, are not necessarily indicative of the results to be expected for the full year.

NOTE 2 – Going Concern

The Company has a history of and expects to continue to report stockholders’ deficit, negative cash flows from operations and loss from operations. Additional funds are required for further exploratory activity and to maintain its claims prior to attaining a revenue generating status. There are no assurances that a commercially viable mineral deposit exists on any of our properties. In addition, the Company may not find sufficient ore reserves to be commercially mined. As such, there is substantial doubt about the Company’s ability to continue as a going concern.

Management is working to secure additional funds through the exercise of stock warrants already outstanding, equity financing, debt financing or joint venture agreements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – Summary of Significant Accounting Policies

Fair Value

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC 820 Fair Value Measurements and Disclosures (“ASC 820”), defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. It defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

F-28

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

		Fair value measurements at reporting date using:
Description	Fair Value	Quoted prices in active markets for identical liabilities (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Warrant and convertible note derivative liabilities at October 31, 2023	$-	-	-	$-
Warrant and convertible note derivative liabilities at January 31, 2023	$172,393	-	-	$172,393

Our financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable, accrued liabilities, notes payable, convertible notes payable, and derivative liabilities. It is management’s opinion that we are not exposed to significant interest, currency or credit risks arising from these financial instruments. With the exception of the derivative liabilities, the fair value of these financial instruments approximates their carrying values based on their short maturities or for long-term debt based on borrowing rates currently available to us for loans with similar terms and maturities. Gains and losses recognized on changes in estimated fair value of the derivative liabilities are reported in other income (expense) as gain (loss) on change in fair value of derivative liabilities.

Net income (loss) per share

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Potential common stock equivalents are determined using the treasury stock method. For diluted net income (loss) per share purposes, the Company excludes stock options and other stock-based awards, including shares issued as a result of option exercises that are subject to repurchase by the Company, whose effect would be anti-dilutive from the calculation.

During the nine months ended October 31, 2023 and 2022, the impact of 658,760 and 178,760 of stock options, 14,254,813 and 2,184,185 of warrants, and 0 and 487,812 shares issuable from convertible notes, respectively, were excluded from the calculation as their impact would be anti-dilutive.

Reclassification

Certain reclassifications have been made to our January 31, 2023 consolidated financial statements to conform to our current year presentation. These reclassifications had no effect on our previously reported results of operations or accumulated deficit.

NOTE 4 – Related Party Transactions

Our CEO, Brett Gross, was elected as President and Chief Executive Officer on December 7, 2018 and received no compensation for these services during the nine months ended October 31, 2023 and 2022. On September 29, 2023, Mr. Gross resigned from his position as President and Chief Executive Officer of the Company. Patricia Madaris, VP Finance and Chief Financial Officer will serve as the Interim Chief Executive Officer.

Advances

During the nine months ended October 31, 2023, the Company received cash advances of $1,363 from a related party and a board member paid $3,157 of expenses on the Company’s behalf . As of October 31, 2023 and January 31, 2023, the advances, related party balance was $9,520 and $5,000, respectively.

F-29

Accrued Expenses

As of October 31, 2023, and January 31, 2023, we had a balance of accrued unpaid wages and vacation of $81,688 and $66,205 to Patricia Madaris, VP Finance & CFO, respectively. Subsequent to October 31, 2023, the balance was settled in full by the Company.

Note payable

On January 31, 2023, the Company entered into a promissory note with Brett Gross for $50,000 and received cash proceeds. During the nine months ended October 31, 2023, the Company signed an addendum to the January 31, 2023 promissory note to increase the promissory note with Mr. Gross to $86,579. The note bears interest at 10% and matures on January 31, 2024. During the nine months ended October 31, 2023, the Company received cash proceeds of $35,000, non-cash payment on the note of $9,751 and Mr. Gross paid $1,579 of expenses on the Company’s behalf. As of October 31, 2023 and January 31, 2023, the note payable related party balance was $76,828 and $50,000, respectively.

Class A Shares

On September 19, 2023, the Company entered into an agreement to issue a total of 199,000 shares of its Class A shares to Mr. Gross. The aggregate consideration paid for the Class A Shares was $9,781. The consideration was paid by offsetting the purchase price against the Company’s note payable of Mr. Gross. On September 29, 2023, Mr. Gross resigned from his position as President and Chief Executive Officer of the Company. Due to the resignation, the Company exchanged 250,000 shares of Class A common stock owned by Mr. Gross into 250,000 shares of common stock.

On September 19, 2023, the Company entered into an agreement to issue a total of 199,000 shares of its Class A shares to Chairman of the Board for cash proceeds of $9,751.

Other

On March 13, 2023, the Company granted 250,000 options to the CEO. The options expire ten years following issuance and have an exercise price of $0.067. The options vested upon issuance and have a total fair value of $16,750. On the same day, the Company issued a note agreement to the CEO totaling $16,750 and the CEO exercised the 250,000 options. The note bears interest of 3.15% per annum, is due on March 15, 2028 and was recorded as a subscription receivable. As of October 31, 2023 and January 31, 2023, the subscription receivable was $117,850 and $117,468, respectively.

On June 22, 2023, the Company granted 150,000 options to a member of the board of directors. The options expire ten years following issuance and have an exercise price of $0.059. The options vest 50% upon issuance and the remaining 50% on July 1, 2024 and have a total fair value of $8,850. The Company valued the options using the Black-Scholes option-pricing model with the following key assumptions: fair value stock price, $0.0590, Exercise price, $0.0590, Term 10 years, Volatility 173%, and Discount rate 3.9% and a dividend yield of 0%.

On August 14, 2023, the Company granted 75,000 options to a member of the board of directors. The options expire ten years following issuance and have an exercise price of $0.0594. The options vest monthly over one year and have a total fair value of $4,935. The Company valued the options using the Black-Scholes option-pricing model with the following key assumptions: fair value stock price, $0.0658, Exercise price, $0.0597, Term 10 years, Volatility 172%, and Discount rate 4.19% and a dividend yield of 0%.

During the nine months ended October 31, 2023, the Company issued 23,521,147 units to the Chairman of the Board for $970,000 in cash proceeds and $1,908 of equipment purchased. Each unit consists of 1 share of our common stock and ½ warrant. The warrants have a relative fair value of $319,226. Each warrant allows the holder to purchase one share of our common stock at a price ranging from $0.0419 -$0.0753 per share. The warrants expire three years from the date of issuance. The Company valued the warrants using the Black-Scholes option-pricing model with the following range of key assumptions: fair value stock price, $0.04 - $0.0637 , Exercise price, $0.0419 -$0.0753, Term 3 years, Volatility 164% - 166%, and Discount rate 4.23% - 4.82% and a dividend yield of 0%.

F-30

NOTE 5 – Stock Options

Qualified and non-qualified incentive stock options outstanding at October 31, 2023 are as follows:

	Number of options	Weighted average exercise price per share
Outstanding, January 31, 2023	313,760	$6.53
Granted	595,000	0.06
Expired	-	-
Exercised	(250,000)	0.07
Outstanding, October 31, 2023	658,760	$3.14

Exercisable, October 31, 2023	487,510	$4.22

These options had a weighted average remaining life of 10.13 years and have no aggregate intrinsic value as of October 31, 2023.

On June 21, 2022, the Company entered into an agreement with an advisor to advise its executive management on strategic partnerships, investments, and other undertakings of material value to the Company. As compensation, the Company granted the advisor monthly stock options of 20,000 for a term of three months. The options have a strike price equal to the closing price per share on the day the options are issued and expire in one year. During the nine months ended October 31, 2023, the Company granted 120,000 options to consultants. The exercise price of the options ranges from $0.047 to $0.093. The total fair value of these option grants at issuance was $7,084. During the nine months ended October 31, 2023, the Company recognized $8,248 of expense related to these options. At October 31, 2023, the Company had $1,117 of unrecognized expenses related to outstanding options.

NOTE 6 – Warrants

As of October 31, 2023, there were 14,254,813 purchase warrants outstanding and 13,747,281 warrants exercisable. The warrants have a weighted average remaining life of 2.72 years and a weighted average exercise price of $0.21 per warrant for one common share. The warrants had an aggregate intrinsic value of $5,850 as of October 31, 2023.

Stock warrants outstanding at October 31, 2023 are as follows:

	Number of warrants	Weighted average exercise price per share
Outstanding, January 31, 2023	2,256,070	$1.08
Issued	11,998,743	0.04
Expired	-	-
Exercised	-	-
Outstanding, October 31, 2023	14,254,813	$0.21

Exercisable, October 31, 2023	13,747,281	$0.14

NOTE 7 – Derivative Liabilities

The embedded conversion feature in the convertible debt instruments that the Company issued (See Note 8), that became convertible during the nine months ended October 31, 2023, qualified it as a derivative instrument since the number of shares issuable under the note is indeterminate based on guidance in FASB ASC 815, Derivatives and Hedging. These convertible notes tainted all other equity linked instruments including outstanding warrants and fixed rate convertible debt on the date that the instrument became convertible.

F-31

The valuation of the derivative liabilities of the warrants was determined through the use of a Monte Carlo option pricing model that values the liability of the warrants based on a risk-neutral valuation where the price of the warrant is its discounted expected value. The technique applied generates a large number of possible (but random) price paths for the underlying common stock via simulation, and then calculates the associated exercise value (i.e. “payoff”) of the warrant for each path. These payoffs are then averaged and discounted to a current valuation date resulting in the fair value of the warrant.

The valuation of the derivative liabilities attached to the convertible debt was arrived at through the use of a Monte Carlo model that values the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash, stock, or warrants) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and elastic volatility (increasing as stock price decreases). The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of the derivative is derived from path dependent scenarios and outcomes. The features in the notes that were analyzed and incorporated into the model included the conversion features with the reset provisions, the call/redemption/prepayment options, and the default provisions. Based on these features, there are six primary events that can occur; payments are made in cash; payments are made with stock; the note holder converts upon receiving a redemption notice; the note holder converts the note; the issuer redeems the note; or the Company defaults on the note. The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, conversion price, etc.). Probabilities were assigned to each variable such as redemption likelihood, default likelihood, and timing and pricing of reset events over the remaining term of the notes based on management projections. This led to a cash flow simulation over the life of the note. A discounted cash flow for each simulation was completed, and it was compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liabilities.

Key inputs and assumptions used to value the convertible note when it became convertible and upon settlement, and warrants upon tainting, were as follows:

●	The stock projections are based on the historical volatilities for each date. These volatilities were in the 198% to 239% range. The stock price projection was modeled such that it follows a geometric Brownian motion with constant drift and a constant volatility, starting with the market stock price at each valuation date;

●	An event of default would not occur during the remaining term of the note;

●	Conversion of the notes to stock would be completed monthly after any holding period and would be limited based on: 5% of the last 6 months average trading volume and the ownership limit identified in the contract assuming the underlying number of common shares increases at 6% per month.

●	The effective discount was determined based on the historical trading history of the Company based on the specific pricing mechanism in each note;

●	The Company would not have funds available to redeem the notes during the remaining term of the convertible notes;

●	Discount rates were based on risk free rates in effect based on the remaining term and date of each valuation and instrument.

●	The Holder would exercise the warrant at maturity if the stock price was above the exercise price;

●	The Holder would exercise the warrant after any holding period prior to maturity at target prices starting at 2 times the exercise price for the Warrants or higher subject to monthly limits of: 5% of the last 6 months average trading volume increasing by 1% per month and the ownership limit identified in the contract assuming the underlying number of common shares increases at 1% per month.

F-32

Using the results from the model, the Company recorded a derivative liability during the nine months ended October 31, 2023 of $146,368 for the fair value of the convertible feature included in the Company’s convertible debt instruments. The derivative liability recorded for the convertible feature created a “day 1” derivative loss of $0 and a debt discount of $146,368 that is being amortized over the remaining term of the note using the effective interest rate method. Interest expense related to the amortization of this debt discount for the nine months ended October 31, 2023, was $197,477. The remaining unamortized debt discount related to the derivative liability was $0 as of October 31, 2023.

During the nine months ended October 31, 2023, the Company recorded $156,309 due to the conversions of a portion of the Company’s convertible notes. The Company also recorded a change in the fair value of the derivative liabilities as a gain of $160,551 to reflect the value of the derivative liabilities for warrants and convertible notes as of October 31, 2023.

During the nine months ended October 31, 2022, the Company recorded a reclassification from derivative liabilities to equity of $0 for warrants becoming untainted and $118,332 due to the conversions of a portion of the Company’s convertible notes. The Company also recorded a change in the fair value of the derivative liabilities as a gain of $490,849 to reflect the value of the derivative liabilities for warrants and convertible notes as of October 31, 2022.

The following table sets forth a reconciliation of changes in the fair value of the Company’s derivative liabilities:

	Nine months ended October 31,
	2023	2022
Beginning balance	$172,393	$-
Total (gain) loss	(160,551)	(490,849)
Settlements	(156,309)	(118,332)
Additions recognized as debt discount	146,368	168,080
Changes due to tainted (untainted) warrants	(1,901)	734,292
Ending balance	$-	$293,191

Change in fair value of derivative liabilities included in earnings relating to derivatives	$(160,551)	$(490,849)

NOTE 8 – Long-term debt and convertible promissory notes

Following is a summary of convertible promissory notes:

	October 31, 2023	January 31, 2023

8% convertible note payable issued July 2022, due July 2023	$–	$30,138
8% convertible note payable issued September 2022, due September 2023	–	45,138
8% convertible note payable issued November 2022, due November 2023	–	51,108
8% convertible note payable issued February 2023, due February 2024	–	-
8% convertible note payable issued March 2023, due March 2024	–	–
	–	126,384
Less debt discount	–	(33,760)
Less current portion of convertible notes	–	(92,624)
Long-term convertible notes payable	$-	$-

On February 3, 2023, the Company entered into a convertible promissory note with 1800 Diagonal Lending in the aggregate principal amount of $48,675 (the “February 2023 Note”). The note bears interest at 8%, with an Original Issue Discount of $4,425 plus an additional $4,250 to pay for transaction fees of the lender, matures on February 2, 2024, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion.

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On March 24, 2023, the Company entered into a convertible promissory note with 1800 Diagonal Lending in the aggregate principal amount of $48,675 (the “March 2023 Note”). The note bears interest at 8%, with an Original Issue Discount of $4,425 plus an additional $4,250 to pay for transaction fees of the lender, matures on March 24,2024, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion.

During the nine months ended October 31, 2023 and 2022, the Company recorded debt discounts of $146,368 and $168,080, respectively, due to the derivative liabilities, and original issue debt discounts and fees paid to lender of $17,350 and $39,575, respectively, due to the convertible notes. The Company recorded amortization of these discounts of $197,477 and $192,931 for the nine months ended October 31, 2023 and 2022, respectively.

Notes Payable

On June 22, 2020, the Company received loan proceeds of $32,300 (net of $100 loan fee) under the SBA’s Economic Injury Disaster Loan program (“EIDL”). The EIDL loan, dated June 16, 2020, bears interest at 3.75%, has a 30-year term, and is due in monthly installments of $158 beginning June 18, 2021 (extended to December 18, 2022).

In April 2022, the Company entered into a Premium Finance Agreement related to an insurance policy. The policy premiums total $33,400 for a one year policy period. The Company financed $24,750 of the policy over a nine month period. The monthly payments under the agreement are due in nine installments of $2,871, at an annual interest rate of 10.45%. During the nine months ended October 31, 2023, the note balance was paid in full.

In April 2023, the Company entered into a Premium Finance Agreement related to an insurance policy. The policy premiums total $33,500 for a one year policy period. The Company financed $24,850 of the policy over a nine month period. The monthly payments under the agreement are due in nine installments of $2,909, at an annual interest rate of 12.70%.

As of October 31, 2023, the notes payable, net balance was $40,946, which include term long notes payable of $30,359 and current portion of notes payable of $10,587, with accrued interest of $3,055. As of January 31, 2023, the notes payable, net balance was $35,154, which include term long notes payable of $30,618 and current portion of notes payable of $4,536, with accrued interest of $2,907.

NOTE 9 – Stockholders’ equity (deficit)

Common Stock

Our undesignated common shares are all of the same class, are voting and entitle stockholders to receive dividends as defined. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends that may be declared.

During the nine months ended October 31, 2023, the Company issued a total of 5,666,917 shares of our common stock for conversions of $223,733 in principal and $9,547 of interest on convertible notes payable at exercise prices ranging from $0.0297 to $0.0888.

On July 17, 2023, the Company issued 476,338 units to a shareholder for $20,000 in cash proceeds. Each unit consists of 1 share of our common stock and ½ warrant. The warrants have a relative fair value of $8,632. Each warrant allows the holder to purchase one share of our common stock at a price of $0.0637. The warrants expire three years from the date of issuance. The Company valued the warrants using the Black-Scholes option-pricing model with the following key assumptions: fair value stock price, $0.0637, Exercise price, $0.0588, Term 3 years, Volatility 165%, and Discount rate 4.34% and a dividend yield of 0%.

F-34

On May 26, 2023, the Company entered into a twelve-month stock compensation and subscription agreement with an investor relations firm that includes the issuance of 978,300 shares of common stock. Upon signing the agreement, the Company issued 978,300 shares of common stock and will recognize the expense over the twelve-month service period. The shares of common stock will be subject to a six-month hold period from the date of issuance. During the nine months ended recognized $24,458 of expense related to this agreement.

NOTE 10 – Commitments and contingencies

We currently rent storage space for $105 per month in Tombstone, Arizona on a month-to-month basis.

We are required to pay annual rentals for Liberty Star’s federal lode mining claims for the Tombstone project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rentals are $165 per claim. The rentals due by September 1, 2023 for the period from September 1, 2023 through September 1, 2024 of $15,345 have been paid.

We are required to pay annual rentals for our Arizona State Land Department Mineral Exploration Permits (“AZ MEP”) at our Tombstone Hay Mountain project in the State of Arizona. AZ MEP permits cost $500 per permit per year in non-refundable filing fees and are valid for 1 year and renewable for up to 5 years. The rental fee is $2.00 per acre for the first year, which includes the second year, and $1.00 per acre per year for years three through five. The minimum work expenditure requirements are $10 per acre per year for years one and two and $20 per acre per year for years three through five. If the minimum work expenditure requirement is not met the applicant can pay the equal amount in fees to the Arizona State Land Department to keep the AZ MEP permits current. The rental period begins on the date of acceptance for each permit. Rental payments are due by the first day of the rental period. We hold AZ MEP permits for 12,878.18 acres at our Tombstone project. We paid filing and rental fees for our AZ MEP’s before their respective due dates in the amount of $27,264.

NOTE 11 – Subsequent Events

The Company has evaluated subsequent events through the filing date of this Form 10-Q and determined that the following subsequent events have occurred that would require recognition in the consolidated financial statements or disclosures in the notes thereto.

On November 9, 2023, the Company entered into an agreement to issue a total of 250,000 shares of its Class A Common Stock to Pete O’Heeron, Chairman of the Board, Treasurer, Secretary & Director of the Company. The consideration paid for the Class A Common Stock was $9,525 ($0.0381 per share). As a result, the Company had a change of control as a result of the issuance of 250,000 shares of Class A Common Stock. Prior to issuance of the Class A Common Stock on November 9, 2023, the Company held 250,000 Class A shares with 200 votes each for 50,000,000 votes, and now the total held for Class A shares is 500,000 with 200 votes each or a total of 100,000,000 votes.

On November 16, 2023, the Company granted 1,550,000 options to an employee, an officer and members of the board of directors. The options expire ten years following issuance and have an exercise price of $0.04. The options vest upon issuance.

On November 20, 2023, the Company entered into an agreement with a consultant to provide geological services and support to the Company on an as required basis. As compensation, the Company pays a $4,000 per month stipend, plus field work at $300 per day, granted the consultant 10,000 options at signing and monthly stock options of 4,000 per month. The options expire in three years.

On November 21, 2023, the Company engaged NISS Drilling Services to undertake diamond core drilling at Liberty Star’s Red Rock Canyon Gold Project (“RRC”) within the larger Hay Mountain Project (“HMP”) in southeast Arizona and HMP Target 1 near the RRC, for first drilling of our gold and copper properties. As of December 4, 2023, NISS drilling crew and equipment are on-site at the Hay Mountain Project, along with Liberty Star’s exploration crew supervising the program.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations .

Much of the information included in this quarterly report includes or is based upon estimates, projections or other “forward-looking statements”. Such forward-looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Such estimates, projections or other “forward-looking statements” involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other “forward-looking statements”.

Business Development

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to help the reader understand the results of operations and financial condition of our Company. Management’s Discussion and Analysis of Financial Condition and Results of Operations is provided as a supplement to, and should be read in conjunction with, our consolidated financial statements and the accompanying notes to the consolidated financial statements.

Liberty Star Uranium & Metals Corp. was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001, under the laws of the State of Nevada. On February 5, 2004, we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) was our wholly owned subsidiary and was incorporated on December 14, 2003, in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Big Chunk was dissolved on June 3, 2019. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007, in the State of Arizona. Redwall performed drilling services on our mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp (“Liberty Star”) to reflect our current general exploration for base and precious metals. We are in the exploration phase of operations and have not generated any revenues from operations.

In October 2014, we formed our wholly owned subsidiary, Hay Mountain Holdings LLC (“HMH”) (formerly known as Hay Mountain Super Project LLC), to serve as the primary holding company for development of the potential ore bodies encompassed in the Hay Mountain area of interest in Arizona. On April 11, 2019, we formed a new subsidiary named Earp Ridge Mines LLC, wholly owned by Hay Mountain Holdings LLC, intended for engagement with future venture partners.

On August 13, 2020, the Company formed Red Rock Mines, LLC, an Arizona corporation, as a wholly-owned subsidiary of Hay Mountain Holdings, LLC.

Our Current Business

We are engaged in the acquisition and exploration of mineral properties in the state of Arizona and the Southwest USA. Claims in the state of Arizona are held in the name of Liberty Star. We use the term “Super Project” to indicate a project in which numerous mineral targets have been identified, any one or more of which could potentially contain commercially viable quantities of minerals. Our significant projects are described below.

Tombstone Super Project (“Tombstone”): Tombstone is located in Cochise County, Arizona and covers the Tombstone caldera and its environs. Within the Tombstone caldera is the Hay Mountain target where we are concentrating our work at this time. We plan to ascertain whether the Tombstone, Hay Mountain claims possess commercially viable deposits of copper, molybdenum, gold, silver, lead, zinc, manganese and other metals including Rare Earth Elements (“REEs”). We have not identified any ore reserves to date.

On June 16, 2020, the Company acquired 2 Mineral Exploration Permits (“MEP”) covering 240 acres at Robbers Roost. Which is located 5.89 miles west of the Hay Mountain Project. While the Robbers Roost MEP area is new to the Company, it has been explored previously by several exploration companies, in the 1970’s and 1990’s, and recently has received significant interest by others operating in the area. Drilling by ASARCO indicates “the presence of a granodioritic porphyry intrusive at depth below the alteration zone. The intrusive is characterized by porphyry copper style alteration and mineralization.” (JB Nelson, “Robbers’ Roost Summary Report,” 1995, p. 2 http://docs.azgs.az.gov/SpecColl/2008-01/2008-01-0103.pdf)

From July 14th to August 5th, 2020, field mapping was conducted in the Hay Mountain Project area, located 7 km southeast of Tombstone, in Cochise County, Arizona. The purpose of mapping was to identify alteration and veining associated with an inferred porphyry copper system at depth, determine the extent of hydrothermal alteration, and comment on the possible timing of emplaced mineralization. Mapping was conducted at 1:10,000 scale and a total of 183 carbonate vein samples were taken for XRF analysis and UV fluorescence response.

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On November 11, 2020, the Company announced the identification of potentially exploitable gold mineralization on its recently acquired Arizona State Land Department Mineral Exploration Permits. Preliminary surface exploration on the Red Rock MEPs advances the Company’s knowledge of the porphyry system signature associated with magnetic highs at, and adjacent to the north of, Target 1, and represent the expansion of biogeochemical, surface rock sampling, and x-ray fluorescence (“XRF”) work continuing at Target 1 and on the anticipated gold halo likely associated with the indicated porphyry center. The Company discovered multiple outcrops of intensely silicified rock in the initial observational field work. These outcrops generally occur in linear features several feet in thickness with multiple features oriented en-echelon with interstitial host country rock of varying horizontal dimension. These outcrops contain densely distributed jasperoids, which, when sampled yield what the Company believes are potentially economically exploitable concentrations of gold. There was a total of 23 representative (1 to 2 kg) rock sample assays. These assays demonstrate gold concentrations ranging from below detection limits of 0.05 ppm in country rock surrounding certain outcrops to a high of 13.55 ppm in direct outcrop samples. Of the 23 assayed samples, nine (9) show gold concentrations of 0.95 ppm or more.

On November 25, 2020, the Company received approval from the Arizona State Land Department for 5 additional MEP’s covering 2,369.15 acres for a total of 16,662.10 acres or 26.03 sq miles at our Hay Mountain Project.

On March 15, 2021, the Company announced the release of more rock chip assay results from the Red Rock Canyon area located within the Hay Mountain Project. 28 samples were submitted to the ALS/USA Inc. Tucson location with results returned to the Company February 6th. This set of samples are within and outside of the original study area and expand on the October 2020 geochemical sampling undertaken on MEP land within the Company’s Red Rock Canyon holdings.

On May 21, 2021, the Company announced the public release of its latest technical report. The Technical Report on the Red Rock Canyon Gold Property Cochise County, Arizona (“RRC Technical Report” “The Report”). The Report was prepared by Broadlands Mineral Advisory Services Ltd., owned and operated by Liberty Star’s independent director Bernard J. Guarnera, P.ENG., QP, CMA. Mr. Guarnera authored The Report. His findings include that the Red Rock Canyon tract contains “gold at grades that are now considered economic” (p.1). Further, the compilation of previous drilling results, by others as noted in The Report, (p.30) indicates that 12 of 17 intercepts reported gold at grades above what is considered current cut off grades, 0.022 oz per ton (0.68 gpt). These historical intercepts range from five (5) to forty-five (45) feet in vertical extent and reveal multiple mineralized zones. Grades in the larger intercepts are reported up to 0.182 ounces per ton (5.66 gpt). Additionally, Liberty Star collected fifteen (15) more rock samples on a recent field visit near and at the locations of past drilling. The new field assays to confirm similar grades in the corresponding outcrops. These assay results have been posted to the Liberty Star website.

On May 26, 2021, the Company announced the public release of geochemical assay results prepared by ALS/USA Inc. The Company noted in its news release issued May 21st that the results were forthcoming on the heels of its latest technical report focused on the gold prospect at Red Rock Canyon. Previously released geochemical assay results from October 2020 and February 2021 can be viewed on the Liberty Star Minerals website. This set of results strongly aligns with previous assay results indicating that the Red Rock portion of the Hay Mountain Project is a potential gold property.

On August 20, 2021, the Company executed a financing agreement for the purpose of drilling for the Red Rock Canyon Gold Project, in Cochise County, Arizona. The agreement allows for a $1,000,000 common stock purchase agreement (the “Purchase Agreement”) and a $1,000,000 warrant agreement (the “Warrant Agreement,” together “the Agreements”) with Triton Funds LP (“Triton”) of San Diego, California under an S1 registration now effective. As of December 31, 2022, the purchase agreement expired.

On November 21, 2023, the Company engaged NISS Drilling Services to undertake diamond core drilling at Liberty Star’s Red Rock Canyon Gold Project (“RRC”) within the larger Hay Mountain Project (“HMP”) in southeast Arizona and HMP Target 1 near the RRC, for first drilling of our gold and copper properties. As of December 4, 2023, NISS drilling crew and equipment are on-site at the Hay Mountain Project, along with Liberty Star’s exploration crew supervising the program.

Title to mineral claims involves certain inherent risks due to difficulties in determining the validity of certain claims, as well as potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. We have investigated title to all the Company’s mineral properties and, to the best of its knowledge, title to all properties retained are in good standing.

The mineral resource business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. We have not found any mineral resources in commercially exploitable quantities.

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There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit will constitute a commercially viable mineral deposit, known as an “ore reserve.”

SK 1300 Regulation

Liberty Star has performed many hours of field work mapping and sampling on our Red Rock Canyon Gold Project and although we do not have drilling core to prove results, we have through analysis of Geochem sampling, evidence of an anomaly “material of economic interest”. Please see exhibit 6 with our RRC Technical report prepared by a qualified person for more details and analysis.

To date, we have not generated any revenues. Our ability to pursue our business plan and generate revenues is subject to our ability to obtain additional financing, and we cannot give any assurance that we will be able to do so.

The extent to which the coronavirus disease (“COVID-19”) impacts our businesses will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our operations may be materially adversely affected. Currently, the Company has not experienced a significant impact on its businesses related to COVID-19. However, COVID-19 did, and continues to, impact us significantly with delays in acquiring a JV to begin our primary drilling project.

Results of Operations

Material Changes in Financial Condition for the Nine-Month Period Ended October 31, 2023

We had cash and cash equivalents in the amount of $721,737 as of October 31, 2023, compared to $32,616 as of January 31, 2023. We had working capital of $339,755 as of October 31, 2023, compared to a working capital deficit of $570,556 as of January 31, 2023. We used $424,303 of net cash in operating activities during the nine months ended October 31, 2023, which was utilized primarily for working capital.

We also utilized our cash funds to continue exploration activities at our Hay Mountain mineral lands by working on geochemical interpretation of the soil, rock chip and vegetation sampling and ZTEM (aeromagnetics and aero electromagnetics). We have been raising capital primarily by issuing convertible promissory notes, related party notes and the sale of common stock. We intend to continue to raise capital from such sources. In addition to seeking sources of funding through the sale of equity, we may seek to enter into joint venture agreements, or other types of agreements with other companies to finance our projects for the long term. Should our properties prove to be commercially viable, we may be in a position to seek debt financing to help build infrastructure, and eventually we may obtain revenues from commercial mining of our properties.

Material Changes in Results of Operations for the Year Ended January 31, 2023 and 2022

We had a net income of $565,595 for the fiscal year ended January 31, 2023 compared to net loss of $438,681 for the fiscal year ended January 31, 2022. Net income increased by $1,004,276 due primarily to the gain on settlement of debt related to the settlement with the Company’s former CEO, James Briscoe.

Material Changes in Results of Operations for the Nine-Month Periods Ended October 31, 2023 and 2022

We had a net loss of $574,567 for the nine months ended October 31, 2023, compared to a net income of $626,913 for the nine months ended October 31, 2022. The change in net loss was primarily due to a gain on settlement of debt of $998,284 related to the settlement with James Briscoe recorded in the prior year.

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During the nine months ended October 31, 2023, we had an increase of $56,627 in geological and geophysical expenses compared to the nine months ended October 31, 2022, due primarily to an increase in geologist fees and filing fees for the nine month period. During the nine months ended October 31, 2023, we had an increase of $24,500 in salaries and benefit expenses compared to the nine months ended October 31, 2022, due to an increase in wages, benefits and reimbursements. During the nine months ended October 31, 2023, we had a decrease of $17,654 in professional services compared to the nine months ended October 31, 2022, due primarily to a decrease in the contractor fees. We had a decrease in general and administrative expenses of $230,804 during the nine months ended October 31, 2023, as compared to the nine months ended October 31, 2022 which was due to a decrease in stock-based compensation. We had an increase in interest expense of $4,460 during the nine months ended October 31, 2023 as compared to the nine months ended October 31, 2022, due primarily to the conversion of convertible notes payable. We had a gain of $160,551 and $490,849 on change in fair value of derivative liability for the nine months ended October 31, 2023 and 2022, respectively.

Liquidity and Capital Resources

We had cash and cash equivalents in the amount of $721,737 as of October 31, 2023. We had a working capital of $339,755 as of October 31, 2023. We used cash in operating activities of $424,303 for the nine months ended October 31, 2023.

Convertible promissory notes

We have issued the following convertible promissory notes in private placements of our securities to institutional investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933.

On February 3, 2023, the Company entered into a convertible promissory note with 1800 Diagonal Lending in the aggregate principal amount of $48,675 (the “February 2023 Note”). The note bears interest at 8%, with an Original Issue Discount of $4,425 plus an additional $4,250 to pay for transaction fees of the lender, matures on February 2, 2024, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion.

On March 24, 2023, the Company entered into a convertible promissory note with 1800 Diagonal Lending in the aggregate principal amount of $48,675 (the “March 2023 Note”). The note bears interest at 8%, with an Original Issue Discount of $4,425 plus an additional $4,250 to pay for transaction fees of the lender, matures on March 24, 2024, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion.

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ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position(s) Held with the Company	Age	Date First Elected or Appointed
Peter O’Heeron	Chairman of the Board, Secretary and Treasurer	60	September 6, 2012
Patricia Madaris	Chief Financial Officer, VP Finance	72	May 8, 2015
Nicholas Hemmerly	Director	40	September 26, 2022
Saleem Elmasri	Director	37	August 16, 2023

Peter O’Heeron. Mr. O’Heeron serves as our Chairman of the Board, Director, Secretary, and Treasurer. With more than 25 years of medical technology development experience, Mr. O’Heeron brings together the resources necessary to commercialize unique technologies. His expertise covers a broad range of disciplines, from business start-ups and biologics, to medical devices and patient centered healthcare delivery. Prior to founding SpinalCyte, LLC, Mr. O’Heeron founded and still serves as CEO of an operational investment group, Advanced Medical Technologies, LLC, which identifies early stage opportunities in the medical field with strong intellectual property potential. Mr. O’Heeron’s previous experience includes the founding of NeoSurg Technologies to develop a minimally invasive access system. As a result of his efforts, NeoSurg Technologies was successful in launching the T2000 Minimally Invasive Access System, which reduced surgical equipment cost by over 60%. Mr. O’Heeron completed the sale of NeoSurg Technologies to CooperSurgical. Mr. O’Heeron was employed by Christus Health Care Corporation in a variety of executive-level positions. Mr. O’Heeron has provided strategic advisory services to healthcare companies in the areas of biologics, surgical instrumentation and telemedicine. Mr. O’Heeron received his Masters in Healthcare Administration from the University of Houston Clear Lake. Mr. O’Heeron completed Executive Management Certification in Mergers and Acquisition from University of Chicago and holds a Bachelor’s Degree in Healthcare Administration with a minor in Business Administration from Texas State University. Mr. O’Heeron holds 13 Patents and currently has 63 Patents Pending from surgical instrumentation to biologics and software development.

Patricia Madaris. Ms. Madaris has served Liberty Star since 2011 beginning as Executive Assistant to the President and Board of Directors. In May 2015, she was elected by the Board of Directors to the position of Vice President, Finance and Accounting. On January 13, 2019, Patricia was elected by the Board to serve in the additional office of Chief Financial Officer. Since the beginning of her tenure with Liberty Star, Patricia has successfully engaged, negotiated, and closed financings; overseen the Company’s financial reporting; and projected and planned financially for ongoing operations including development. She has previously held the title of accounting/manager for corporations in Arizona, Florida, and California. Ms. Madaris holds a Bachelor of Science in Accounting and received a Master Business Administration (MBA) in 2017, both Summa Cum Laude from Indiana Wesleyan University.

We believe Ms. Madaris is proven to be qualified to serve as an Officer for our company in her many capacities because of her extensive education and business experience as described above.

Nicholas H. Hemmerly. Appointed to the Board of Directors, September, 2022. Nicholas H. Hemmerly is Co-Head of Investment Banking at Clear Street. Prior to joining Clear Street Mr. Hemmerly was Head of Investment Banking at Bridgeway Capital Partners, LLC, a Merchant Bank. Prior to PwC CF Mr. Hemmerly was Head of Life Sciences Investment banking at PricewaterhouseCoopers Corporate Finance LLC (PwC CF). Prior to PwC CF, Mr. Hemmerly worked at Jefferies LLC with a focus on executing M&A and financing transactions within the pharmaceutical and life sciences sectors. Prior experience includes investment banking roles in JPMorgan’s Healthcare Group as well as JMP Securities Healthcare Group. Mr. Hemmerly began his investment banking career as an analyst with Wachovia Securities.

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We believe Mr. Hemmerly is qualified to serve on our board of directors because of his extensive business experience as described above.

Saleem Elmasri: Appointed to the Board of Directors, August, 2023. Saleem Elmasri (CPA) is a seasoned business professional with over 15 years of experience in financial and management consulting. He began his career at PricewaterhouseCoopers and worked for several of the firm’s Fortune 500 clients. From PwC, he transitioned to lead advisory practices at boutique consulting firms, specializing in transaction and complex accounting advisory. Saleem has helped his clients navigate transformational endeavors such as acquisitions, divestitures, mergers, and restructurings. Focused primarily on the life sciences and technology sectors, Saleem has augmented leadership teams in decision making roles to navigate transactions in the public markets, drive transformative business development efforts, including acquisitions and divestitures, and various SEC or audit compliance matters. Saleem is an experienced investor focused on early-stage companies addressing global scale challenges, having a large addressable market, and visionary founders. Beginning in 2016, Saleem has served as the CEO advisor, CFO, or Board member at several early-stage companies and in 2020, launched Titan Advisory Services to provide such services. In 2022, Saleem launched Titan Ventures, an eco-system driven venture capital firm, to allow colleagues and friends to participate in early-stage and other private market investments. In 2023, Saleem launched Titan Strategic Partners to help clients navigate project financing for ambitious infrastructure ventures.

We believe Mr. Elmasri is qualified to serve on our board of directors because of his extensive business experience as described above.

Family Relationships

There are no family relationships among our directors or officers.

Board and Committee Meetings

The board of directors of our company held 15 formal meetings during the fiscal year ended January 31, 2023.

There have been no material changes to the procedures by which our shareholders may recommend nominees to our board of directors during the fiscal year ended January 31, 2023. Shareholders may contact our current President, Brett Gross, to recommend nominees to our board of directors.

For the fiscal year ended January 31, 2023 our only standing committee of the board of directors was our audit committee. We do not have a nominating committee or a compensation committee.

Audit Committee

Currently our audit committee consists of our entire board of directors. We do not have a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act.

During the fiscal year ended January 31, 2023, the audit committee did not hold any meetings. Rather, the business of the audit committee was conducted by resolutions consented to in writing by all the members of the board and filed with the minutes of the proceedings of the board.

Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its board of directors or audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our consolidated financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.

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Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past 10 years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or,

6.	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 9.99% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended January 31, 2023, all filing requirements applicable to its officers, directors and greater than 4.99% & 9.99% percent beneficial owners were complied with.

Code of Ethics

Effective March 15, 2004, our company’s board of directors adopted a Code of Business Conduct and Ethics that applies to all employees, including our company’s Chief Executive Officer, Chief Financial Officer and VP Finance. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

3.	compliance with applicable governmental laws, rules and regulations;

4.	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

5.	accountability for adherence to the Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics requires, among other things, that all of our company’s Senior Officers commit to timely, accurate and consistent disclosure of information; that they maintain confidential information; and that they act with honesty and integrity.

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In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly senior officers, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal and state securities laws. Any senior officer that becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to our company. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company’s Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics was filed with the SEC on March 13, 2004 as Exhibit 14.1 to our annual report on Form 10-KSB for the fiscal year ended December 31, 2003. We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: Liberty Star Uranium & Metals Corp., 2 E. Congress St. Ste. 900, Tucson, AZ 85701.

ITEM 11. EXECUTIVE COMPENSATION

Following are the particulars of all compensation paid or accruing to our named executive officers for the last two fiscal years ended.

2023 Summary Compensation Table

Name and Principal Position	Year Ended January 31,	Salary	Bonus	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (1)	Total

Brett Gross, Chief Executive Officer	2023	-	-	-	-	-	-	-	-
and President	2022	-	-	-	-	-	-	-	-

(1)	The value of perquisites and other personal benefits and property have been excluded because they total, in the aggregate, less than $10,000.

Outstanding Equity Awards at January 31, 2023

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of January 31, 2023.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested

Brett Gross	-	-	-			-	-	-	-

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COMPENSATION PLANS

As of January 31, 2023, we had three compensation plans in place, entitled “2004 Stock Option Plan”, “2007 Stock Option Plan” and “2010 Stock Option Plan”. These plans have been approved by our security holders. These plans have been given retroactive effect of the 1-for-4 reverse stock split on September 1, 2009 and 1-for-500 reverse stock split on February 25, 2021.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock options at the discretion of our Board. We do not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

Employment Contracts

We have not entered into any written employment agreements or compensation arrangements with any of our named executive officers.

Compensation of Directors

We have no formal plan for compensating our directors for their service in their capacity as directors, although our directors may receive stock options to purchase common stock as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any cash compensation for their services as a director, including committee participation and/or special assignments.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

We have set forth in the following table certain information regarding our common stock beneficially owned on December 20, 2023 for (i) each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our named executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. All percentages are calculated based upon a total number of 49,813,861 shares of common stock and 500,000 Class A common stock issued and outstanding as of December 20, 2023, plus, in the case of the individual or entity for which the calculation is made, that number of options or warrants owned by such individual or entity that are currently exercisable or exercisable within 60 days.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percentage of Class (1)
Peter O’Heeron	Common	35,919,586	(3)	59.64%
Peter O’Heeron	Class A	500,000	(8)	100%
Patricia Madaris	Common	1,150,000	(4)	2.26%
Nicholas Hemmerly	Common	270,000	(2)	* %
Saleem Elmasri	Common	120,000	(2)	* %
Directors and Executive Officers as a Group (4persons)	Common	37,339,586		62.68%
Directors and Executive Officers as a Group (1persons)	Class A	500,000	(8)	100%

(1)	Based on 49,813,861 shares of common stock and 500,000 of Class A common stock issued and outstanding as of December 20, 2023. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

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(2)	This amount includes incentive or non-qualified stock options that are currently exercisable or exercisable within 60 days.

(3)	This amount includes 10,353,586 common stock purchase warrants and 60,000 non-qualified stock options that are currently exercisable or exercisable within 60 days.

(4)	This amount includes 1,000,000 non-qualified stock options that are currently exercisable or exercisable within 60 days.

(5)	The holders of Class A Common Stock vote with the holders of Common Stock on matters submitted to the shareholders for a vote. But, the Class A Common Stock has super majority voting rights with the holder of each outstanding share of Class A Common Stock being entitled to 200 votes per share on all such matters, including, but not limited to, election of the Board of Directors. Accordingly, based on the combined ownership of both Common Stock and Class A Common Stock, Peter O’Heeron holds 72% of the voting power of the Company’s authorized shares.

* less than 1%

Equity Compensation Plan Information

As of January 31, 2023, we had three compensation plans in place, entitled “2004 Stock Option Plan”, “2007 Stock Option Plan” and “2010 Stock Option Plan”. These plans have been approved by our security holders. These plans have been given retroactive effect of the 1-for-4 reverse stock split on September 1, 2009 and 1-for-500 reverse stock split on February 25, 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c)
Equity Compensation Plans Approved by Security Holders	0.00	6.51	0.00
Equity Compensation Plans Not Approved by Security Holders: One Off Grants	0.00	0.02	N/A
Total	0.00		N/A

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Accrued Wages and Vacation

As of January 31, 2023, and 2022, we had a balance of accrued unpaid wages and vacation of $66,205 and $65,807 to Patricia Madaris, VP Finance & CFO, respectively.

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Advances

During the year ended January 31, 2023, CEO, Brett Gross advanced the Company $12,500 in cash and paid $4,446 of expenses on the Company’s behalf and was repaid $16,946. Additionally, during the year ended January 31, 2023, board members advanced $7,050 to the Company and the Company repaid $2,050 of advances and issued shares to settle the remaining $5,000 of related party advances. The advances are unsecured, non-interest bearing and payable on demand. As of January 31, 2023 and 2022, there were $5,000 and $0 outstanding advances from related parties, respectively.

During the year ended January 31, 2023, the Chairman of the Board, Pete O’Heeron advanced the Company $5,000 and paid $13,650 of expense on the Company behalf. The Company settled a $5,000 advance and $13,650 of expenses paid on the Company’s behalf from a related party for the issuance of 146,597 units at a price range of $0.103 to $0.187 per unit. Each unit consists of 1 share of our common stock and 0.50 warrants. Each warrant allows the holder to purchase one share of our common stock at a price range of $0.144 to $0.262 per share. The warrants expire three years from the date of issuance.

On January 30, 2023, the Company issued 23,812 units to the Chairman of the Board for $3,000 in cash proceeds. Each unit consists of 1 share of our common stock and 0.50 warrants. Each warrant allows the holder to purchase one share of our common stock at a price of $0.176 per share. The warrants expire three years from the date of issuance.

Settlement

On April 22, 2022, the Company reached terms of settlement of the litigation Case No. C20194139, involving J. Briscoe, previously filed in the Superior Court of Arizona. Effective April 22, 2022, the Company’s board of directors voted on, accepted and the settlement is now hereby approved, ratified, and confirmed (See Note 10).

Other

On September 29, 2022, the Company granted 674,000 options to employees. The options expire ten years following issuance and have an exercise price of $0.15. The options vested upon issuance and have a total fair value of $104,226. On the same day, the Company issued note agreements to the employees totaling $101,100 and the employees exercised the 674,000 options. The notes bear interest of 3.15% per annum, are due on September 30, 2027 and were recorded as a subscription receivable. As of January 31, 2023, the subscription receivable was $101,100, with interest of $708.

Effective January 5, 2022, the Company entered into Debt Conversion Agreements with Brett Gross, President & CEO, and Peter O’Heeron, Chairman of the Board, pursuant to which each of them agreed to convert their outstanding shareholder advances and loans to the Company into Company securities consisting of shares of common stock and warrants. Mr. Gross converted shareholder advances and loans to the Company totaling $375,357 and Mr. O’Heeron converted shareholder advances and loans totaling $250,830. Upon conversion, the Company debts represented by such shareholder advances and loans were deemed to be satisfied and paid in full.

The debt conversions described above were completed pursuant to, and in accordance with the terms of Company’s current private placement offering. Accordingly, the Company issued units consisting of one share of common stock and ½ warrant to complete the conversion. The shares were issued at a price of $0.269 per share, which is the Volume Weighted Average Price (“VWAP”) for the 4 days immediately preceding the effective date of the conversion. The warrants are exercisable for up to three years at a price of $0.377 per share, which is 140% higher than the price at which the shares were issued. A total of 1,395,379 shares and 697,690 warrants were issued to Mr. Gross and a total of 932,454 shares and 466,227 warrants issued to Mr. O’Heeron. The shares and warrants issued to Mr. Gross and Mr. O’Heeron are restricted securities as defined in Rule 144.

Audit Fees - This category includes the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees - This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding our correspondence with the SEC, other accounting consulting and other audit services.

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Tax Fees - This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees - This category consists of fees for other miscellaneous items.

Pre-Approval Policies and Procedures with respect to Services Performed by Independent Auditors

The board of directors pre-approves all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the board of directors before the respective services were rendered.

The board of directors has considered the nature and amount of fees billed by Turner Stone & Company, L.L.P. and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Turner Stone & Company, L.L.P.’s independence.

ITEM 16. EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Exhibit
Number	Description of Exhibit
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our registration statement on Form SB-2, filed with the SEC on May 14, 2002).
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to our quarterly report on Form 10-QSB, filed with the SEC on December 14, 2007).
3.3	Certificate of Change to Authorized Capital (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K, filed with the SEC on September 2, 2009).
3.4	Articles of Merger (incorporated by reference to Exhibit 3.4 to our annual report on Form 10-KSB, filed with the SEC on March 31, 2004).
3.5	Amendments to Articles of Incorporation and Bylaws (incorporated by reference to Exhibit 3.8 and 3.9 to our current report on Form 8-K/A, filed with the SEC on August 10, 2020).
5.1*	Opinion of Counsel
10.1	Convertible Promissory Note issued to Power Up Lending Group Ltd. dated April 10, 2019 (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K, filed with the SEC on April 16, 2019).
10.2	Convertible Promissory Note issued to Power Up Lending Group Ltd. dated May 17, 2019 (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K, filed with the SEC on May 21, 2019).
10.3	Convertible Promissory Note issued to Power Up Lending Group Ltd. dated August 15, 2019 (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K, filed with the SEC on August 22, 2019).
10.4	Convertible Promissory Note issued to Power Up Lending Group Ltd. dated October 25, 2019 (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K, filed with the SEC on October 29, 2019).
10.5	Convertible Promissory Note issued to Power Up Lending Group Ltd. dated January 27, 2020 (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K, filed with the SEC on January 30, 2020).
10.6	Convertible Promissory Note issued to Power Up Lending Group Ltd. dated October 20, 2020 (incorporated by reference to Exhibit 3.11 to our current report on Form 8-K, filed with the SEC on October 27, 2020).
10.7	Common Stock Purchase Agreement with Triton Funds, LP
10.8	Common Stock Warrant Agreement with Triton Funds, LP
14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to our current report on Form 8-K, filed with the SEC on September 1, 2009).
16.1	Announcement of Registrant’s Change in Certifying Accountant (incorporated by reference to our current report on Form 8-K, filed with the SEC on August 24, 2021)
21.1*	Subsidiaries.
23.1*	Consent of Auditors.
101.INS*	Inline XBRL INSTANCE DOCUMENT
101.SCH*	Inline XBRL TAXONOMY EXTENSION SCHEMA
101.CAL*	Inline XBRL TAXONOMY EXTENSION CALCULATION LINKBASE
101.DEF*	Inline XBRL TAXONOMY EXTENSION DEFINITION LINKBASE
101.LAB*	Inline XBRL TAXONOMY EXTENSION LABEL LINKBASE
101.PRE*	Inline XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE
104	Cover Page Interactive Data File
107*	Filing Fee Table

* Filed herewith.

Item 17: Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated December 20, 2023	By:	/s/ Patricia Madaris
Patricia Madaris
Interim Chief Executive Officer and President

Dated: December 20, 2023	By:	/s/ Patricia Madaris
Patricia Madaris
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patricia Madaris	Interim Chief Executive Officer, President	December 20, 2023
Patricia Madaris	(principal executive officer)

/s/ Patricia Madaris	Chief Financial Officer	December 20, 2023
Patricia Madaris	(principal financial officer and principal accounting officer)

/s/ Peter O’Heeron	Chairman of the Board	December 20, 2023
Peter O’Heeron

/s/ Nicholas Hemmerly	Director	December 20, 2023
Nicholas Hemmerly

/s/ Saleem Elmasri	Director	December 20, 2023
Saleem Elmasri

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